                                                                   EXHIBIT 10.65


                                  VERTICAL CLUB
                                      LEASE

                                 MARCH 26, 1985

                    AMENDED AND RESTATED NET OPERATING LEASE

                                      AMONG

             HIRSCHFELD REALTY CLUB CORPORATION AND 328 E. 61 CORP.,

                                    Landlord

                                     - and -

                    VERTICAL FITNESS AND RACQUET CLUB, LTD.,

                                     Tenant

Premises:      330 East 61st Street and
               333 East 60th Street,
               New York, New York

Dated: March 26, 1985

                                      INDEX

  ARTICLE                                              SUBJECT                                             PAGE
  -------                                              -------                                             ----
     1.      Term .......................................................................................    3

     2.      Rental .....................................................................................    4

     3.      Use of Demised Premises; The Existing Leases ...............................................    9

     4.      Payment of Taxes ...........................................................................   14

     5.      Prorations .................................................................................   18

     6.      Condition and Care of the Demised Premises; Repairs, Improvements and Alterations ..........   18

     7.      The 328 Easement ...........................................................................   25

     8.      Zoning Rights ..............................................................................   27

     9.      Compliance with Laws .......................................................................   30

    10.      Indemnification of Landlord; Limitation of Liability .......................................   35

    11.      Insurance ..................................................................................   37

    12.      Damage or Destruction ......................................................................   42

    13.      Condemnation ...............................................................................   50

    14.      Removal of Tenant's Property ...............................................................   55

    15.      Landlord's Right to Perform Tenant's Covenants and cure Tenant's Defaults; Tenant's Right to
               Perform Landlord's Covenants and Cure Landlord's Defaults ................................   56

    16.      Discharge of Liens .........................................................................   59

    17.      Landlord's Access to Demised Premises ......................................................   60

    18.      Assignment, Subletting and Control .........................................................   61

    19.      Default ....................................................................................   66

    20.      Quiet Enjoyment ............................................................................   73

    21.      Subordination ..............................................................................   74

    22.      Brokerage ..................................................................................   78

    23.      Lease Status; Landlord's and Tenant's Certificates .........................................   79

    24.      Holdover ...................................................................................   80

    25.      Renewal Options ............................................................................   80

    26.      Surrender of Premises ......................................................................   92

    27.      Signs ......................................................................................   93

    28.      Waiver of Trial by Jury ....................................................................   93

    29.      Miscellaneous Provisions ...................................................................   94

EXHIBIT A-1    -  Legal Description of the Main Parcel

EXHIBIT A-2    -  Legal Description of the Elevator Shaft Parcel

EXHIBIT B-1    -  Permitted Encumbrances for Main Parcel

EXHIBIT B-2    -  Permitted Encumbrances for Elevator Shaft Parcel

EXHIBIT C      -  Form of Memorandum regarding terms of Lease and Restrictions on 336 Site

EXHIBIT D      -  Existing Leases Assignment Agreement

EXHIBIT E      -  Form of Existing Lease Estoppel Certificate

EXHIBIT F      -  Copies of Existing Leases

EXHIBIT G      -  Form of 328 Easement Agreement

EXHIBIT H      -  Form of Amended Non-Disturbance Agreement

                    AMENDED AND RESTATED NET OPERATING LEASE

        THIS LEASE, dated as of March 26, 1985, by and among Hirschfeld Realty Club Corporation, a New York corporation, formerly known as Vertical Club Corporation, having an office at 336 East 61st Street, New York, New York 10021 ("Hirschfeld") and 328 E. 61 Corp., a New York corporation, having an office at 336 East 61st Street, New York, New York 10021 ("328" and, together with Hirschfeld, being hereinafter collectively referred to as "Landlord"), as landlord, and Vertical Fitness and Racquet Club, Ltd., a New York corporation, having an office at 330 East 61st Street, New York, New York 10021, as tenant ("Tenant").

                              W I T N E S S E T H:

        WHEREAS, Hirschfeld and Tenant are the parties to a certain lease, dated as of August 26, 1980, as modified by Letter Agreement, dated September 29, 1980 (said lease, as so modified, being hereinafter referred to as the "Prior Lease"), covering a substantial portion of the Demised Premises (as hereinafter defined);

        WHEREAS, Landlord and Tenant are mutually desirous of amending the Prior Lease and restating the same in its entirety, upon the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto hereby mutually agree that the Prior Lease is amended and restated in its entirety so that all of the terms and provisions thereof are as contained herein as follows:

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain parcel of land (the "Main Parcel") being more particularly described on Exhibit A-1 annexed hereto and made a part hereof and that certain parcel of land (the "Elevator Shaft Parcel") being more particularly described on Exhibit A-2 annexed hereto and made a part hereof, together with the building (the "Building") and other structures and improvements now or hereafter erected thereon (the "Improvements").

        TOGETHER WITH:

        (a) all right, title and interest, if any, of Landlord in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Main Parcel, to the center line thereof;

        (b) all right, title and interest, if any, of Landlord in and to any strips and gores of land adjacent to, abutting or used in connection with the Main Parcel, and in and to easements, if any, inuring to the benefit of the Demised Premises (or the fee owner thereof), the equipment located on the roof of the Adjacent Parcel (as hereinafter defined) or otherwise as more particularly described in the 328 Easement (as defined and being more particularly described in Section 7.01 hereof);

        (c) all appurtenances and hereditaments belonging or in any wise appertaining to the Main Parcel; and

        (d) all apparatus, fixtures, equipment and articles of personal property now or hereafter attached to or used in connection with the operation and maintenance of the Improvements (all of the foregoing items being hereinafter collectively referred to as the "Demised Premises").

        SUBJECT TO the Existing Leases (as hereinafter defined) and all those certain conditions and other matters affecting the title of the Demised Premises as set forth on Exhibits B-1 and B-2 annexed hereto and made a part hereof (the "Permitted Encumbrances").

        IT IS MUTUALLY COVENANTED AND AGREED between Landlord and Tenant as follows:

                                    ARTICLE 1

                                      TERM

        1.01 TO HAVE AND TO HOLD the Demised Premises for a term that commenced on the date set forth in the Prior Lease (the "Commencement Date") and expiring on September 30, 2001 (such date, or such earlier date upon which the term of this Lease shall terminate or such later date to which the term of this Lease shall be extended, being hereinafter referred to as the "Expiration Date").

        1.02 Simultaneously with the execution hereof, Landlord and Tenant shall each duly execute and acknowledge a memorandum of lease in the form annexed hereto as Exhibit C, and Tenant shall cause same to be duly recorded in the New York County Office of the Register of the City of New York (the "City Register's Office"), as affecting (i) the Demised Premises and (ii) the 336 Site (as defined in Article 7 hereof), but only to the extent provided by Article 8 hereof with respect to the utilization of Excess Zoning Rights (as defined in Article 8 hereof) that are appurtenant to the Demised Premises and the Adjacent Parcel (as defined in Article 7 hereof) in connection with the construction of the East Tower Improvements (as defined in Article 8 hereof) in such manner so as to, among other matters, prevent any encroachment onto the Demised Premises, or any portion thereof.

                                    ARTICLE 2
                                     RENTAL

        2.01 Tenant agrees to pay Landlord a fixed rental ("Fixed Rent"), (a) with respect to the period from and after the date hereof and until September 30, 1988, at the rate of Seven Hundred Ninety Two Thousand ($792,000) Dollars per annum and (b) for each ensuing four (4) year period (i.e., October 1, 1988 until September 30, 1992, October 1, 1992 until September 30, 1996, October 1, 1996 until September 30, 2000), and for the one (1) year period from October 1, 2000 until September 30, 2001, at a rate equal to the Fixed Rent per annum that was payable immediately prior to the commencement of such four (4) year period or one (1) year period, as the case may be, increased by Seventy-Two Thousand ($72,000) Dollars.

        The Fixed Rent shall continue to be payable in equal monthly installments equal to one-twelfth (1/12th) of the annual rate of Fixed Rent, in advance, on the first day of each successive calendar month during the term of this Lease, at the office of Landlord, or such other place as Landlord may designate in writing from time to time. Rent for any portion of a month shall be prorated. The Fixed Rent payable by Tenant pursuant hereto shall be over and above all other payments required to be made by Tenant as provided in this Lease.

        All Fixed Rent, additional rent (as hereinafter provided) and other sums payable by Tenant hereunder shall be paid in lawful money of the United States of America, which shall be legal tender for the payment of all public and private debts at the time of payment.

        If Landlord shall not have received the payment of any Rent or other sum due it pursuant to the provisions of this Lease within fifteen (15) days after the date on which such rent or other sum first became due (the "Due Date"), then Tenant shall pay to Landlord, on demand as a late payment penalty or fee, interest thereon at the Penalty Rate from the Due Date until payment of such amount is received by Landlord. Provision in this Lease for a late payment fee or penalty shall not be deemed to be in lieu of Landlord's rights hereinafter provided for upon the occurrence of an Event of Default.

        2.02 Tenant shall pay for all public utilities, including all charges for electricity, water, sewerage, heat, fuel oil, gas, steam and telephone, incurred in connection with the operation of the Demised Premises during the term of this Lease. Tenant shall have the right, in the exercise of its sole and absolute discretion, to enter into such new arrangements or to continue existing arrangements in effect with respect to submetering or otherwise accounting for and billing subtenants of any portion of the Demised Premises.

        2.03 During the remaining current term of each of the Existing Leases (as that term is defined in Article 3 hereof), Tenant shall also pay to Landlord, as additional rent hereunder, an amount equal to any and all rental payments payable by the sub-tenants under the terms of each of the Existing Leases (less the portion of any such rental payments that are attributable to tax and/or insurance-cost escalations, pursuant to the provisions of Section 44 of the Larama Lease and Section 46 of the L.P. Lease, respectively), which amount shall be payable by Tenant to Landlord whether or not such rents have been actually paid by the sub-tenants under each of the Existing Leases to Tenant. In connection with the assignment by Landlord to Tenant of all its right, title and interest in and to the Landlord's interest under each of the Existing Leases as referred to in Section 3.01 hereof, Landlord shall promptly notify the tenants under each of the Existing Leases to make all rental and other payments thereunder directly to Tenant and Tenant shall hereafter have the absolute right to bring any action or proceeding against the tenants under either of the Existing Leases for non-payment of rent or otherwise take any appropriate actions to enforce the provisions thereof.

        To the extent that either of the tenants under the Existing Leases is in arrears with respect to payment of rent or other charges under its lease as of the date hereof (or is obligated to pay charges thereunder that are attributable to periods prior to the date hereof which are not yet due), Tenant shall remit such amounts to Landlord on an if, as and when collected basis (in the case of amounts in arrears at the date hereof after receipt by Tenant of current rentals and any arrearages arising from and after the date hereof); provided, however, that Landlord will be entitled to receive arrearages owing to Landlord on the date hereof from the tenants under the Existing Leases (but only to the extent not more than thirty (30) days in arrears on the date hereof) from first rentals or other charges paid to Tenant by each of the tenants under the Existing Leases.

        From and after the expiration of the existing terms of each of the Existing Leases and throughout the remainder of the original term of this Lease, Tenant shall pay to Landlord, as additional rent hereunder, a fixed rental for the spaces presently covered by each of the Existing Leases (the "Additional Space") calculated as follows:

        (1) With respect to the space covered by the Larama Lease, from and after the expiration of the term thereof on October 31, 2000 and until the Expiration Date of the original term of this Lease, additional rent shall be payable hereunder for such space at a rate equal to the then fair market rental value thereof (such fair market rental value to be determined on the basis of (a) the use being made of such Additional Space at the date hereof or (b) the use being made of such Additional Space immediately prior to such term expiration, whichever yields the higher value, and considering the terms and conditions of this Lease), which fair market rental value shall be determined by appraisal in accordance with the provisions of Sections 25.03 and 25.04 hereof; provided, however, that Landlord shall be responsible for and bear all costs and expenses incurred by either party with respect to such appraisal.

        (2) With respect to the space covered by the L.P. Lease, from and after the expiration of the term thereof on June 30, 1990, additional rent shall be payable hereunder for such space (i) for the four (4) year period from and after July 1, 1990 and until June 30, 1994, at a rate equal to the then fair market rental value thereof, (such fair market rental value to be determined on the basis of (a) the use being made of such Additional Space at the date hereof or
(b) the use being made of such Additional Space immediately prior to such term expiration, whichever yields the higher value, and considering the terms and conditions of this Lease), which fair market rental value shall be determined by appraisal in accordance with the provisions of Sections 25.03 and 25.04 hereof and (ii) for each of the ensuing four (4) year period (i.e., July 1, 1994 and until June 30, 1998), and the period from July 1, 1998 until September 30, 2001 (the Expiration Date of the original term of this Lease), at a rate equal to the amount of additional rent payable hereunder with respect to such Additional Space that was payable immediately prior to commencement of such period, increased by ten (10%) percent of the annual rent payable as provided in clause
(i) above.

        2.04 Except as otherwise specifically set forth herein, this Lease shall be deemed and construed to be a "net lease" and Tenant shall pay absolutely net throughout the term of this Lease, the Fixed Rent, additional rent and all other amounts payable by Tenant hereunder (collectively, "Rent"), free of any charges, assessments, impositions, expenses or deductions of any kind, and under no circumstances or conditions, whether now existing or hereafter arising, or whether within or beyond the present contemplation of the parties, shall Landlord be expected or required, except as otherwise specifically provided herein, to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, and Tenant agrees to pay all costs and expenses of every kind and nature whatsoever arising from or in connection with the Demised Premises which may arise or become due during, or with respect to, the period from and after the date hereof and until the Expiration Date, and which, except for the execution and delivery hereof, would have been payable by Landlord.

                                    ARTICLE 3
                  USE OF DEMISED PREMISES; THE EXISTING LEASES

        3.01 Subject to and in accordance with all applicable rules, regulations, laws, zoning and other ordinances, statutes and requirements of all governmental authorities and the Fire Insurance Rating Organization and Board of Fire Insurance Underwriters, and any similar bodies, having jurisdiction thereof, Tenant is hereby authorized to and shall be permitted to use the Demised Premises for any lawful purpose, including, without limitation, as a tennis and sport complex, health spa, office space, restaurant, night club, cabaret, restaurant, garage and for the sale of sports and fitness equipment, health foods, vitamins and juices; provided, however, that the use of the Demised Premises shall at all times continue to be commensurate with, at least comparable in quality to and harmonious with the uses made of buildings and improvements in the vicinity of the Demised Premises. It is acknowledged by the parties hereto that the portion of the Demised Premises (a) currently occupied by L.P. Rent A Car, Inc. ("L.P."), a New York corporation, pursuant to the provisions of a certain Lease, dated July 17, 1980 (the "L.P. Lease"), between Vertical Club Corporation, as landlord, and L.P., as tenant, the landlord's interest thereunder (together with the security deposit and accrued interest thereon, if any, held by Landlord thereunder) having been assigned to Tenant on even date herewith by an assignment agreement (the "Existing Leases Assignment Agreement") in the form annexed hereto as Exhibit D, such premises comprising certain basement space (exclusive of mechanical equipment areas) currently being utilized as a garage operation are for the storage and rental of motor vehicles, together with a ramp and driveway exit therefrom leading to and exiting upon East 61st Street, New York, New York, all being more particularly described in the L.P. Lease, and (b) currently occupied by Larama Corp. ("Larama"), a New York corporation, pursuant to the provisions of a certain Lease, dated October 22, 1980 (the "Larama Lease" and, together with the L.P. Lease, being collectively referred to herein as the "Existing Leases"), between Vertical Club Corporation, as landlord, and Larama, as tenant, the landlord's interest thereunder (together with the security deposit and accrued interest thereon, if any, held by Landlord thereunder) having been assigned to Tenant on even date herewith by the Existing Leases Assignment Agreement, such premises being commonly referred to as the ground floor level of 333 East 60th Street, New York, New York, and being more particularly described in the Larama Lease, is currently being used as a nightclub, cabaret and for the conduct of a restaurant business. Simultaneously with the delivery to Tenant of the Existing Leases Assignment Agreement covering both of the Existing Leases in the manner as aforesaid, Landlord shall use its reasonable efforts in order to cause each of the tenants under the Existing Leases to designate Tenant as an additional named insured on all policies of insurance maintained by each of the tenants under the Existing Leases and to deliver certificates evidencing such coverage to Tenant.

        3.02 Landlord will use its reasonable efforts in order to cause to be delivered to Tenant, simultaneously with the execution hereof, an estoppel certificate ("Existing Lease Estoppel Certificate") executed by each of the tenants under the Existing Leases in the form annexed hereto as Exhibit E, with respect to each of their respective tenancies covering portions of the Demised Premises pursuant to the Existing Leases. Landlord hereby represents and warrants to Tenant with respect to each of the Existing Leases that (i) same is in full force and effect, (ii) Landlord has received no written notice of any default thereunder which remains in effect and is not aware of any fact or facts which would now or with the giving of notice or the passage of time, or both, be a default under the terms thereof (other than a default by Landlord in performing general maintenance obligations), (iii) annexed hereto as Exhibit F are true and complete copies thereof and all amendments thereto and there are no other agreements, written or oral, between Landlord and either of the Existing Tenants to amend or otherwise modify either of the Existing Leases and (iv) there are no unpaid fees, commissions or other items of compensation owing to or claimed by any brokers with respect to either of the Existing Leases.

        3.03 From and after the date hereof, Tenant, in its capacity as successor landlord under each of the Existing Leases, shall have the sole and absolute right to deal exclusively with each of the tenants under the Existing Leases with respect to any and all matters concerning their respective tenancies. Landlord acknowledges and agrees that

Tenant is authorized, in its sole and absolute discretion, subject, however, to the terms of the Existing Leases, to make whatever changes and alterations it deems necessary or desirable in connection with its use of all or any portion of the Demised Premises and the space covered by either or both of the Existing Leases including, without limitation, the construction of a stairway connecting the public lobby area of the Demised Premises to all lower levels thereof and the entering into of any existing or future agreements between Tenant and either or both of the tenants under the Existing Leases that Tenant deems appropriate in connection with effecting the construction of such stairway; provided that such changes and alterations do not impair the structural integrity or diminish the value of the Demised Premises as a whole or cause any violation of any applicable laws, ordinances or other requirements of the appropriate local governmental authorities, and that the use of the Demised Premises and the space affected by such changes and alterations continue to remain in compliance with the provisions of Section 3.01 hereof.

        3.04 Landlord hereby covenants and agrees to indemnify and save harmless Tenant from and against any and all liabilities, damages, suits, claims (whether by either of the tenants under the Existing Leases or by brokers) and demands (other than with respect to general maintenance obligations) arising from or in connection with any and all matters pertaining to either of the Existing Leases (or the security deposits thereunder) with respect to the period up to and including the date of this Lease. Tenant hereby covenants and agrees to indemnify and save harmless Landlord from and against any and all liabilities, damages, suits, claims (whether for brokerage fees or otherwise), and demands in connection with either of the Existing Leases (or the security deposits thereunder), but only to the extent any such matters arise from and after the date hereof and result from conditions or circumstances (other than conditions requiring the performance of general maintenance obligations) which did not exist prior to the date hereof (i.e., the date of this Amended and Restated Net Operating Lease).

        3.05 Except as otherwise provided in Article 9 hereof with respect to Existing Conditions (as defined in Article 9), Tenant agrees not to use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Premises, or any part thereof, in a manner that would in any way violate any Certificate of Occupancy in effect with respect to the Demised Premises, make void or voidable any insurance then in force with respect thereto, make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, cause or be likely to cause structural injury to any of the Improvements or constitute a public or private nuisance or waste.

        3.06 Neither any action or inaction by Landlord nor any of the provisions contained herein shall be deemed or construed to indicate that Landlord has granted to Tenant any right, power or permission to do any act or to enter into any agreement that may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in and to the Demised Premises.

                                    ARTICLE 4
                                PAYMENT OF TAXES

        4.01 As used herein, the term "Taxes" shall mean all taxes, assessments, water charges and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, vault charges (if any), license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon or become a lien against the Demised Premises, or any portion thereof, and which are assessed and are, or become, a lien during the term of this Lease, and such franchises as may be appurtenant to the use of the Demised Premises, this transaction or any document to which Tenant is a party in connection with any of the foregoing matters.

        4.02 As additional rent, Tenant shall pay, as the same shall become due and payable, and before any fine, penalty, interest or other cost accrues thereon as a result of the non-payment thereof, all Taxes which are assessed and are, or become, a lien during the term of this Lease with respect to the Main Parcel. Tenant shall, promptly after payment, deliver to Landlord receipts evidencing payment of all such Taxes. Tenant may pay any Taxes in installments, if payment may be so made, without fine or penalty. Landlord shall furnish to Tenant bills for Taxes upon receipt, and no obligation of Tenant under this Section 4.02 shall arise prior to Tenant's receipt thereof. However, Landlord shall have the right to cause bills for Taxes to be sent by the appropriate governmental authority directly to Tenant, in which event Landlord shall not be obligated to furnish same to Tenant in the manner provided by the immediately preceding sentence. "After payment of any Taxes, however, Tenant shall have the right to proceed, in good faith, to contest such Taxes or tax liens against the Demised Premises, or any part thereof, or the validity thereof, by appropriate legal proceedings.

        4.03 At the request of Tenant, Landlord shall be required to join in any and all actions or proceedings referred to in the preceding Section 4.02, in which event any such action or proceeding may be taken by Tenant in the name of, but without expense to Landlord. Tenant shall serve notice upon Landlord of Tenant's intention to take such action or initiate such proceeding, and Landlord's failure to join in such action or proceeding within ten (10) days from the date of Landlord's deemed receipt of Tenant's notice in the manner provided by Section 29.01 hereof shall thereupon constitute the immediate authorization and appointment by Landlord of Tenant to act as Landlord's true and lawful representative and attorney-in-fact, coupled with an interest, with full power and authority in Landlord's name, place and stead to make, execute, sign, acknowledge, and swear, deliver, file and record at the appropriate governmental or other offices or with any appropriate parties, such documents as may be reasonably required by the subject matter of such notice. In connection therewith, Tenant shall indemnify and hold harmless Landlord from and against any and all loss, claim, damage, cost or expense, including, without limitation, reasonable attorneys' fees and disbursements, that Landlord may incur by reason of any such action or proceeding or any instrument or document executed by Landlord, or by Tenant on behalf of Landlord, pursuant to this Section 4.03. The provisions of this Section 4.03 shall not be construed to require Tenant to pay any Taxes that Tenant is not otherwise obligated to pay under the terms of this Lease.

        4.04 If Tenant shall at any time fail to pay Taxes when due, Landlord shall have the right to require Tenant to enter into an escrow arrangement with and to pay over to the Trustee (as that term is defined in Section 11.03 hereof), on a monthly basis in advance, an amount equal to one-twelfth (1/12) of the annual Taxes. If Tenant shall thereafter promptly make payment of Taxes for the next ensuing one (1) year period in accordance with the requirements of this Lease, such escrow arrangement shall be terminated, subject to reinstatement if Tenant shall subsequently fail to pay such Taxes as aforesaid. It is understood that any amounts paid to the Trustee shall be held in trust and applied to the payment of the Taxes in question and, while held by the Trustee, shall be invested in the manner described in Section 11.03 hereof, and that interest accruing thereon shall be held by the Trustee for the benefit of Tenant.

        4.05 Nothing contained herein shall require Tenant to pay income taxes assessed against Landlord, or any capital levy, corporation franchise, excess profits, estate, succession, inheritance, transfer or New York State gains taxes of Landlord, unless such taxes are imposed or levied or assessed as a total or partial substitute for, or in lieu of, any other Taxes required to be paid by Tenant pursuant to Section 4.02, in which event same shall be deemed to constitute Taxes and shall be paid by Tenant.

                                    ARTICLE 5
                                   PRORATIONS

        All utility costs and similar items of expense pertaining to the Demised Premises for the year of termination of this Lease shall be prorated between Landlord and Tenant as of the Expiration Date.

        Pursuant to the terms of the Prior Lease, Tenant was responsible for the payment of seventy-nine (79%) percent of Taxes pertaining to the Demised Premises, and Landlord was required to pay twenty-one (21%) percent of all such Taxes. An appropriate adjustment and proration shall be made as of the date hereof in order to reflect the reallocation of the prospective responsibilities of the parties hereto with respect to the payment of such Taxes (ie., Tenant shall hereafter be responsible for 100% of Taxes attributable to the Main Parcel) and with respect to any other amounts payable, owing or otherwise held under each of the Existing Leases.

                                    ARTICLE 6

                   CONDITION AND CARE OF THE DEMISED PREMISES;
                      REPAIRS, IMPROVEMENTS AND ALTERATION

        6.01 Except and to the extent otherwise expressly provided in Section 6.02, Tenant will take good care of and maintain the Demised Premises and all roadways, sidewalks and curbs in, on, adjacent and appurtenant thereto, in good order and repair at Tenant's sole cost and expense, and shall promptly remove all accumulated snow, ice and debris from any and all roadways, sidewalks, and curbs located upon or appurtenant to the Demised Premises and from any and all other sidewalks and curbs adjacent to the Demised Premises. Tenant will make all other necessary repairs and replacements to the Demised Premises, whether ordinary or extraordinary, foreseen or unforeseen, structural or non-structural, during the term of this Lease and will keep the same in good condition and repair and will, at the expiration or sooner termination of this Lease, return the Demised Premises to Landlord in good condition and repair, excepting ordinary wear and tear, damage and destruction by fire or other casualty covered by insurance and any material matters or conditions caused by or resulting from the willful acts of Landlord, or any matters existing at the time of a termination of this Lease by Landlord pursuant to the provisions of Section
25.05 hereof.

        In connection with the foregoing, Landlord will maintain in good condition and repair the roof of the Adjacent Parcel, and will afford Tenant reasonable access (and immediate access in the event of a system breakdown or other operating emergency in order to effect service or other repairs, which repairs and other costs incurred by Tenant in connection therewith shall be at Tenant's expense), to the air conditioning equipment, restaurant exhaust system equipment, chilling units and other equipment servicing the Demised Premises, now or hereafter situated on the roof of the Adjacent Parcel as well as pipes and other suspended mechanical apparatus running across the air space over the rear yard of the Adjacent Parcel. In connection with the foregoing, Tenant shall be responsible for the repair of any damage caused by Tenant or its equipment to the roof of the Adjacent Parcel and the compliance with all legal requirements applicable to such equipment and the maintenance thereof on the roof of the Adjacent Parcel.

        6.02 Except as may otherwise be expressly agreed by Landlord and Tenant, Landlord shall not under any circumstances be required to build any improvements on the Demised Premises, or to make any repairs, replacements, alterations or renewals of any nature or description to the Demised Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Demised Premises in any way.

        6.03 In the event of any new construction, repair, changes or alterations by Tenant to the Demised Premises, the Rent payable under this Lease shall not be increased, reduced or abated in any manner whatsoever.

        6.04 Tenant shall have the right at any time and from time to time during the term of this Lease, at its cost and expense, to make whatever structural and non-structural changes and alterations with respect to the Demised Premises (inclusive of Additional Spaces) as are reasonably required in order to maintain and use the same in a manner that is consistent with the requirements described in Article 3 hereof, and to otherwise continue to use all those portions of the roof of the Adjacent Parcel presently used by Tenant and in a manner that is consistent with its present usage and of the Demised Premises without additional rent or other charge therefor (all of the foregoing are hereinafter collectively called "Tenant Changes" and any of the foregoing is called a "Tenant Change"), subject, however, in all cases to the following:

                (i) Landlord shall receive prior notice of any specific Tenant Change involving an estimated cost of more than One Hundred Thousand ($100,000) Dollars; provided, however, that such prior notice shall not be required in the event of an emergency, but will be provided to Landlord as soon thereafter as is reasonably possible. Such amount (the "Base Amount") shall be proportionately increased or decreased (the "Adjusted Amount") for each calendar year during the term of this Lease, commencing with the Calendar Year 1986, by an amount (the "CPI

Adjustment") computed in accordance with the percentage increase or decrease in the Consumer Price Index for all Urban Consumers, New York and the Northeast Region, issued and published by the Bureau of Labor Statistics of the United States Department of Labor (1967=100) (the "CPI"); if the CPI is not available then based upon a reasonable substitute or successor index, or, if such a successor or substitute index is not available or may not lawfully be used for the purposes stated herein, then based upon a reliable governmental or other non-partisan publication, selected by Tenant, evaluating changes in the cost of living or purchasing power of the consumer dollar, if such a publication is available and may be lawfully used for the purposes stated herein. For the purposes of calculating fluctuations in the CPI, the calendar year 1985 shall be considered to be the base year (the "Base Year").

                The Adjusted Amount for each calendar year during the term of this Lease shall be determined as follows: the Base Amount shall be increased or decreased to equal the product obtained by multiplying (a) the Base Amount by (b) a fraction, the numerator of which is the average monthly CPI for the calendar year immediately preceding the calendar year in question, and the denominator of which is the average monthly CPI for the Base Year.

                (ii) No Tenant Change shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all necessary permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction thereof; and, at Tenant's expense, Landlord shall join in the application for any such permits and authorizations whenever Tenant determines such action to be necessary. Landlord's failure to join in such application within ten (10) days after Landlord's deemed receipt pursuant to Section 29.01 of such application and requests Landlord to join therein, shall thereupon constitute the immediate authorization and appointment by Landlord of Tenant as Landlord's true and lawful representative and attorney-in-fact, coupled with an interest, with full power and authority in Landlord's name, place and stead to make, execute, sign, acknowledge, and swear, deliver, file and record at the appropriate governmental or other offices or with any appropriate parties, such documents as may be reasonably required by the subject matter of such notice. In connection therewith, Tenant shall indemnify and hold harmless Landlord from and against any and all loss, claim, damage, cost or expense, including, without limitation, reasonable attorneys' fees and disbursements, that Landlord may incur in connection with the application for and issuance of such permits and authorizations, any work performed pursuant thereto and any instrument or document executed by Landlord, or by Tenant on behalf of Landlord, pursuant to this subdivision (ii).

                (iii) Any Tenant Change involving an estimated cost of more than One Hundred Thousand ($100,000) Dollars, as adjusted by the CPI Adjustment, shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications") and cost estimates prepared by such architect or engineer. Promptly after request by Landlord, Tenant shall cause copies of the Plans and Specifications to be delivered to Landlord, and upon Landlord's request shall keep Landlord reasonably informed of the progress of any such work performed in connection with any such Tenant Change.

                (iv) Any Tenant Change shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws, ordinances, orders and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof; and in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Demised Premises.

                (v) Tenant shall carry all necessary worker's compensation insurance covering all persons employed in connection with any work performed in connection with any Tenant Change and with respect to which death or bodily injury claims could be asserted against Landlord, Tenant, the Demised Premises or the Improvements, and general liability and property damage insurance for the mutual benefit of Tenant and Landlord with limits of not less than those required to be carried pursuant to Article 10 hereof shall be maintained by Tenant, at Tenant's sole cost and expense, at all times when any work is in process in connection with any new construction, repair, change or alteration and shall furnish Landlord with evidence of any and all such coverage.

                (vi) No Tenant Change shall impair the structural integrity or diminish the value of any building comprising a part of the Demised Premises. The building of additional stories onto the Demised Premises or any part thereof or the creation of any additional floor area therein (as that term is used in the Zoning Resolution) is specifically prohibited under the terms of this Lease.

                (vii) All Tenant Changes that become permanently affixed to the Demised Premises shall, upon the expiration or prior termination of this Lease and all renewal terms hereof, become the property of Landlord.

                                    ARTICLE 7
                                THE 328 EASEMENT

        7.01 Simultaneously with the execution hereof, 328, as the fee owner of a certain parcel of land, together with the improvements situated thereon, and being commonly known as 328 East 61st Street, New York, New York (the "Adjacent Parcel"), which parcel is contiguous to the Demised Premises (the Elevator Shaft Parcel constituting a portion thereof), has executed, acknowledged and delivered to Tenant for recordation in the City Register's Office, an easement agreement (the "328 Easement Agreement") in the form annexed hereto as Exhibit G and made a part hereof, pursuant to which, among other matters, 328 has granted to Hirschfeld, as well as to Tenant, certain easements, for so long as this Lease shall remain in effect (which easements are collectively referred to herein as the "328 Easement") in order to allow the continued and uninterrupted (i) encroachment onto the portion of the Adjacent Parcel constituting the Elevator Shaft Parcel of a certain elevator shaft structure constituting a part of the Demised Premises, to the extent more particularly described in the 328 Easement Agreement; (ii) access to and use of those certain fire stairs that lead down to the rear yard of the Adjacent Parcel, fire doorway access to such stairway on the second and third floors and at the ground level of the Demised Premises;
(iii) ingress to and egress from the rear yard of the Adjacent Parcel; and (iv) ingress to and egress from (through the existing roof top accessway from the Demised Premises) and use of, the roof of the Adjacent Parcel for the purpose of operating, maintaining, installing or removing any and all air-conditioning equipment, restaurant exhaust system equipment, chilling units and other equipment servicing the Demised Premises and being now situated on such roof (as well as pipes and other suspended mechanical apparatus running across the air space over the rear yard of the Adjacent Parcel), all as more particularly identified and described in the 328 Easement Agreement. The 328 Easement shall run with the land and shall inure to the benefit of all future owners, tenants and subtenants of the Main Parcel for so long as this Lease shall remain in full force and effect. In case of any conflict between the provisions of this Section
7.01 and the provisions of the 328 Easement Agreement, the provisions of the 328 Easement Agreement shall control.

                                    ARTICLE 8
                                  ZONING RIGHTS

        8.01 Landlord expressly retains all excess floor area and/or development rights (collectively, the "Excess Zoning Rights") determined pursuant to the Zoning Resolution of the City of New York, effective as of December 15, 1961, as amended on August 17, 1977 (as so amended, or as the same may hereafter be amended, the "Zoning Resolution") that are appurtenant to the Demised Premises and based upon the Improvements existing thereon as of the date hereof, and Tenant shall have no entitlement thereto. Tenant shall, upon reasonable request by Landlord, but at no cost to Tenant, take such actions and execute such documents as Landlord may reasonably deem necessary or desirable in order to confirm the continued ownership and retention by Landlord of the Excess Zoning Rights.

        8.02 (a) Simultaneously with the execution and delivery of this Lease, the parties hereto shall join in the execution (and Landlord shall have theretofor caused all other necessary parties in interest to either join in or duly waive their right to join in) of a Zoning Lot and Development Merger Agreement, a Zoning Lot Description and Ownership Statement and a Declaration of Zoning Lot Restrictions, as described in Section 12-10 of the Zoning Resolution. Each of the foregoing documents shall be duly filed and recorded with the appropriate local governmental authorities in order to validly create or ratify the continued existence of a single zoning lot with respect to the Demised Premises and the 328 Site.

        Landlord's use of the Excess Zoning Rights shall be expressly limited to the specific purpose of erecting improvements (the "East Tower Improvements") on that certain parcel of land, together with the improvements situated thereon, and commonly known as 336 East 61st Street, New York, New York (the "336 Site"), as provided by this Section 8.02. In connection with the construction of the East Tower Improvements, Landlord expressly covenants and agrees that it shall not be entitled to (i) erect any structure on, under, across or over the air space over the boundary lot line on all sides of the Demised Premises, or any portion thereof, or otherwise erect any structure on the 336 Site which encroaches upon the Demised Premises, or any portion thereof; (ii) alter or enlarge any structure on the 336 Site in a manner which encroaches upon the Demised Premises, or any portion thereof; (iii) use any portion of the improvements on the Demised Premises for "party wall" purposes; or (iv) enter upon the Demised Premises, or any portion thereof (except to such extent as may be reasonably required for the construction work on the 336 Site for inspection purposes only and such limited entry shall only be permitted after the business hours of the Demised Premises or on reasonable advance notice during business hours, or in case of emergency, in which event prior notice will not be required). Landlord expressly covenants and agrees that the construction of the East Tower Improvements shall be conducted in such manner so as not to increase any costs or expenses borne by Tenant with respect to the operation or maintenance of the Demised Premises, impair in any way the structural support of the Demised Premises or unreasonably interfere with the peaceable and uninterrupted conduct of Tenant's business at the Demised Premises, (e.g., Landlord shall not cause the entrance to the Demised Premises or the streets in the vicinity thereof to be unreasonably blocked by trucks, vans or other vehicles whether in connection with the delivery of construction materials, for parking purposes or otherwise; Landlord shall not allow any scaffolding or other platform or structure to encroach unreasonably upon the entrance to the Demised Premises or any portion thereof; Landlord shall take reasonable steps in order to prevent any action on its behalf or by its agents, employees, and contractors that might cause the falling of any dirt or debris onto the roof or any other portion of the Demised Premises; and Landlord shall not allow any temporary or other structures to be erected unreasonably near the entrance to the Demised Premises). Landlord shall indemnify and save harmless Tenant from and against any and all liability, loss, cost, claim, injury, damage or other expense of any nature whatsoever that may be claimed or asserted against Tenant or otherwise suffered by any member (or guests of any member) of the health club or other facilities operated at the Demised Premises resulting from the unreasonable interference with the use of the Demised Premises by any such parties arising from or in connection with any construction work performed by or on behalf of Landlord with respect to the East Tower Improvements.

                                    ARTICLE 9
                              COMPLIANCE WITH LAWS

        9.01 Except with respect to (a) any current or potential future violation of the existing Certificate of Occupancy for the Building which results solely by reason of the use and operation of the Demised Premises as a health club on a basis substantially similar to the manner of use and operation thereof at the date hereof (excluding, however, any such violation resulting from alterations or physical changes heretofore or hereafter made by Tenant in the Demised Premises) and (b) any currently existing violation of applicable governmental laws or rules arising from the actual or purported status, prior to the date hereof, of the Demised Premises as constituting a part of a single zoning lot (together with the Adjacent Parcel) (collectively, "Existing Conditions") (which matters neither Tenant nor Landlord shall in any way be obligated to cure), Tenant shall comply with all orders, regulations, rules and requirements of every kind and nature relating to the Demised Premises, now or hereafter in effect, of all governmental authorities, whether they be usual or unusual, ordinary or extraordinary, or whether they or any of them relate to any structural changes or requirements of whatever nature, or to changes or requirements incident to or as the result of any use or occupancy thereof or otherwise, including all orders, rules and regulations of the national and local boards of fire underwriters or any other body exercising similar functions. In the event that as a result of the failure of either of the parties hereto to effect the cure of any Existing Conditions, any governmental authority with jurisdiction over the Demised Premises determines that the continued use of the Demised Premises by Tenant in the furtherance of its business affairs, as conducted at the date hereof, is unlawful or must be further restricted in any material and adverse way, then Tenant shall have the right to cancel this Lease on not less than thirty (30) days prior written notice to Landlord, and at the expiration of such time period, this Lease and the term hereof shall cancel and terminate as if such date was the Expiration Date of this Lease; provided, however, that Landlord shall be entitled to elect, at any time prior to expiration of the aforesaid thirty (30) day period, by notice to Tenant, to cure any such Existing Conditions and, if such cure is effected prior to the expiration of said thirty
(30) day period, or if such Existing Condition is not susceptible of being cured within such thirty (30) day period and Landlord commences to cure and diligently prosecutes such cure to completion within a reasonable period thereafter, then Tenant will not be entitled to so cancel this Lease. Notwithstanding the foregoing, Landlord expressly agrees that the status of any and all Existing Conditions with respect to the Demised Premises (and any actions that may hereafter be taken by any govermental authority in connection therewith) shall not constitute a basis for declaring the occurrence of an Event of Default on the part of Tenant hereunder. In addition, Landlord covenants and agrees not to take any action with respect to any Existing Condition that might in any way interfere with Tenant's use of the Demised Premises without the prior written consent and express authorization of Tenant.

        Tenant shall procure, pay for and maintain all permits, licenses and other authorizations necessary to operate the Demised Premises, except as otherwise provided herein, and shall pay all costs and expenses incidental to complying with the foregoing matters. So long as the actions of Tenant are not reasonably anticipated to result in a penalty being imposed against the Demised Premises, or any portion thereof, or any penalty or civil or criminal liability against Landlord, or subject the Demised Premises to forfeiture, or cause the Demised Premises to be closed on either a temporary or permanent basis, Tenant shall have the right to contest or review any such order referred to in this
Section 9.01 by legal proceedings or in such manner as Tenant may deem advisable and may have any such order cancelled, removed or revoked, without actual compliance therewith. If any such actions or proceedings are instituted by Tenant, they shall be instituted and conducted diligently and in good faith at the expense of Tenant and without cost to Landlord, and in connection with any such contest with respect to the validity or application, in whole or in part, of any such legal requirements, Tenant may, subject to the conditions set forth in the second sentence of this paragraph, postpone compliance therewith pending the determination of such contest, but shall be required to bond or post other equivalent security with the Trustee, to the extent of at least one hundred ten (110%) percent of the contested amount, in order to protect the interest of Landlord hereunder. In the event of any default by Tenant under this section (or if any of the conditions set forth in the second sentence of this paragraph cease to be complied with), Landlord may comply with any such order, regulation, rule or requirement and the cost and expense of so doing may be paid by Landlord and shall be repaid to Landlord by Tenant on demand, as additional rent due hereunder, together with interest thereon at a rate equal to two (2%) percent over the rate of interest that is announced from time to time by Citibank, N.A. as its "prime" or "base" rate (such interest rate being calculated as aforesaid, is hereinafter referred to as the "Penalty Rate"); and if Tenant shall fail promptly so to do, Landlord shall be entitled to obtain such reimbursement and interest from the Trustee out of the security deposited with it.

        9.02 At the request of Tenant, Landlord shall be required to join in any and all actions or proceedings referred to in the preceding Section 9.01, in which event any such action or proceeding may be taken by Tenant in the name of, but without expense to, Landlord. Tenant shall serve notice upon Landlord of Tenant's intention to take such action or initiate such proceeding, and Landlord's failure to join in such action or proceeding within ten (10) days from the date of Landlord's deemed receipt of Tenant's notice (in the manner provided by Section 29.01 hereof) shall thereupon constitute the immediate authorization and appointment by Landlord of Tenant to act as Landlord's true and lawful representative and attorney-in-fact, coupled with an interest, with full power and authority in Landlord's name, place and stead to make, execute, sign, acknowledge, and swear, deliver, file and record at the appropriate governmental or other offices or with any appropriate parties, such documents as may be reasonably required by the subject matter of such notice. In connection therewith, Tenant shall indemnify and hold harmless Landlord from and against any and all loss, claim, damage, cost or expense, including, without limitation, reasonable attorneys' fees and disbursements, that Landlord may incur in connection with any such actions or proceedings, any failure of Tenant to comply with any such order or requirement during such contest and any instrument or document executed by Landlord, or by Tenant on behalf of Landlord, pursuant to this Section 9.02. Nothing contained in this Section 9.02 shall be construed as obligating either Landlord or Tenant to take any action with respect to any of the Existing Conditions.

                                   ARTICLE 10

                          INDEMNIFICATION OF LANDLORD;
                             LIMITATION OF LIABILITY

        10.01 Except as otherwise provided herein, Tenant shall indemnify and save Landlord harmless from and against, and shall reimburse Landlord for, all liabilities, damages, fines, penalties, claims, costs, and expenses, whether found in tort, in contract or otherwise, including reasonable attorneys' fees and disbursements, which may be imposed upon or incurred or paid by or asserted against Landlord as a result of (but without the fault or negligence of Landlord) the use, misuse, occupancy, possession or unoccupancy of the Demised Premises or negligent or tortious act by Tenant or any other person claiming by, through or under Tenant or their respective agents, employees, licensees, invitees or guests, any Tenant Change and anything done in, on or about the Demised Premises or any part thereof in connection therewith, any accident, injury, death or damage to any person or property occurring in, on or about the Demised Premises or any portion thereof, or any failure on the part of Tenant to perform or comply with any of the provisions contained in this Lease on its part to be performed or complied with. Tenant shall, at its own cost and expense, resist or defend against any and all such actions, claims and demands and shall indemnify Landlord for all costs, expenses and liabilities Landlord may incur in connection therewith if Tenant fails to satisfy its obligations hereunder.

        10.02 Except as otherwise provided herein, Tenant shall fully and exclusively control the Demised Premises and be responsible for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

        10.03 If at any time during the term of this Lease Landlord shall fail to perform any covenant or obligation on its part to be performed hereunder or shall otherwise incur any liability to Tenant with respect to any matter pertaining to the Demised Premises, and Tenant shall recover a money judgment against Landlord with respect thereto, such judgment shall be satisfied only (i) out of the proceeds of sale produced upon execution of such judgment and levy thereon against Landlord's interest in the Demised Premises and (ii) by judicial attachment or other legal process with respect to the rents or other income from the Demised Premises receivable by Landlord. The provisions of this Section
10.03 are not intended to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord's liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this Section be deemed to limit or otherwise affect Tenant's right to seek enforcement of the remedies of injunctive relief or specific performance.

                                   ARTICLE 11
                                    INSURANCE

        11.01 Tenant shall, throughout the term of this Lease, at its own cost and expense (including all costs and expenses of recovery, if any), obtain and maintain in full force and effect and in the name of Tenant, Landlord and, if so requested by Landlord, the Fee Mortgagee, as their respective interests may appear:

                (i) insurance against loss or damage by fire or other casualty, with all risk (including vandalism and malicious mischief) "extended coverage" and such other risks or hazards as are customarily insured against in the applicable locality at the time in connection with premises of similar type to the Demised Premises, including, without limitation, damage by lightning, hail, explosion, windstorm, tornado, cyclone, riot, disorder or civil commotion, smoke damage, vandalism and malicious mischief (when obtainable and if not included in "extended coverage"). Such insurance shall be in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the applicable policies, but in no event shall such policies be in an amount of less than ninety (90%) percent of the full replacement value of the Demised Premises. Such insurance shall contain inflation guard and increased cost of construction endorsements covering the Demised Premises (including, without limitation, the structure of the Building) and all replacements, additions and improvements thereof, and of all fixtures, elevators, equipment and other personal property therein, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, and in no event shall any such policy be in an amount less than ninety (90%) percent of the full replacement cost thereof from time to time;

                (ii) general liability insurance written on a so-called "Comprehensive" General Liability Insurance Form for the mutual benefit of Landlord, Tenant and the Fee Mortgagee, covering the Demised Premises against claims on account of bodily injury, death and property damage incurred upon or about the Demised Premises, inclusive of the elevators therein, such insurance to be written with limits of not less than Ten Million ($10,000,000) Dollars for death or injuries to one or more persons from one occurrence, and not less than Three Million ($3,000,000) Dollars for damage to property;

                (iii) adequate explosion insurance with respect to steam and pressure boilers and similar apparatus, if any, located on the Demised Premises;

                (iv) insurance against loss or damage to the Demised Premises resulting from water damage, if reasonably obtainable;

                (v) war risk insurance as and when such insurance is obtainable from the United States Government or any agency or instrumentality thereof, and a state of war or national public emergency exists or threatens, in an amount not less than the full insurable value of the Demised Premises;

                (vi) worker's compensation insurance subject to statutory limits or better in respect of any work or other operations on or about the Demised Premises;

                (vii) business interruption insurance, in an amount sufficient to enable Tenant to pay all rental amounts that are from time to time due to Landlord with respect to the Demised Premises for a period of one
        (1) year;

                (viii) such other types of insurance with respect to the Demised Premises and in such amounts as Landlord from time to time may reasonably request against such other insurable hazards which at the time in question are commonly insured against (and are obtainable for the Demised Premises at commercially reasonable rates) in the case of property similar to the Demised Premises; and

                (ix) during the performance of any construction with respect to any Tenant Change at a cost in excess of One Hundred Thousand ($100,000) Dollars, subject to the CPI Adjustment, broad form builder's all-risk insurance, as calculated on a completed value basis.

        11.02 All such insurance shall:

                (i) be obtained from and maintained with reputable and financially sound insurance company(ies) authorized to issue such insurance in the State of New York;

                (ii) be reasonably satisfactory to Landlord and to the Fee Mortgagee;

                (iii) contain an agreement by the insurer that it will not cancel or modify any such policy except after fifteen (15) days prior written notice to Landlord and the Fee Mortgagee;

                (iv) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss; and

                (v) state on the face of the policy that Landlord is not and shall not become liable for payment of premiums thereunder.

        11.03 All proceeds payable pursuant to any of the policies referred to in this Article 11, on account of the loss involved, except any such proceeds payable pursuant to general liability insurance coverage directly to an injured party, as described in Section 11.01(ii) hereof, shall be payable over to a trustee (the "Trustee"), who shall be an Institutional Lender (as defined in Section 13.01 hereof) other than the Fee Mortgagee and appointed by Tenant (and whose costs and expenses shall be borne by Tenant), it being agreed that such proceeds shall be held in trust by the aforesaid Trustee for the purposes hereof and shall be invested by the Trustee in certificates of deposit or treasury bills, as the Trustee shall in its reasonable discretion determine, and any interest which accrues thereon or any amounts earned as a result of such investment shall become part of the proceeds, after subtracting therefrom an administrative fee payable to the Trustee, as well as any costs and expenses paid or incurred by the Trustee in connection with its investment of the proceeds. In the case of reconstruction of the Demised Premises, such proceeds shall be disbursed by the Trustee in the manner provided by Section 12.03 hereof.

        11.04 Prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord a certificate evidencing the replacement or renewal thereof. Tenant shall furnish Landlord and the Fee Mortgagee with duplicate original(s) or original certificate(s), together with true copy(ies) of all such insurance policies, including renewal and replacement policy(ies), together with written evidence that the premiums therefor have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Article 11, and provided further that such policies specifically allocate coverage for the Demised Premises in accordance with the requirements of this Article 11.

        11.05 Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be furnished by Tenant under Article 11 of this Lease, unless Landlord and any Fee Mortgagee designated by Landlord are included as named insured, with loss payable as provided in this
Article 11. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate original(s) thereof, or original certificate(s) evidencing the same with true copies thereof, as provided in this Lease.

                                   ARTICLE 12
                              DAMAGE OR DESTRUCTION

        12.01 If any portion of the Demised Premises is damaged or destroyed by fire or other cause during the term of this Lease, Tenant shall promptly give notice thereof to Landlord, and Tenant shall, except as otherwise provided herein, be obligated to repair, replace and rebuild (collectively, "Repair") the same, notwithstanding the sufficiency or availability of insurance proceeds and, if the insurance proceeds received by Tenant with respect to any such damage or destruction of the Demised Premises are not sufficient to Repair the Demised Premises (or damaged portion thereof), then Tenant will be required to most the deficiency with the Trustee and such amounts shall be disbursed for reconstruction purposes pursuant to Section 12.02 hereof. In connection therewith, the Demised Premises shall be restored at least to the extent of the value, and as nearly as possible to the character and size dimensions (e.g., square footage) of the property involved, as it was immediately before the loss, to the extent permissible by applicable zoning regulations. Notwithstanding the foregoing, in the event of any such damage or destruction which affects more than twenty five (25%) percent of the Demised Premises and which shall take place at any time during the five (5) year period immediately preceding the Expiration Date of this Lease, and, if Tenant shall then be in compliance with the insurance requirements of Section 11.01 hereof and shall not have taken or failed to take any action which results in its insurance carrier being entitled to and in fact disclaiming liability for the loss in question, then Tenant may elect not to commence or otherwise complete the Repair of the damaged or destroyed portion of the Demised Premises and, in such event, Tenant's sole obligation to Landlord will be to deliver the Demised Premises to Landlord, together with an assignment of Tenant's right to receive any insurance proceeds in respect of such damage or destruction to all or any portion of the Demised Premises and any insurance proceeds in Tenant's possession and received in respect of the damage or destruction in question, net of any and all sums theretofore expended by Tenant, if any, in connection with the Repair of such condition, in which event, this Lease shall be deemed terminated and of no further force and effect. Any Repairs performed by Tenant in connection with this Article 12 shall be done in a first class workmanlike manner, and in accordance with the provisions of Article 6 hereof.

        12.02 Subject to the terms of the currently existing Fee Mortgage (as defined and specifically referred to in Section 21.01 hereof), for the purpose of paying towards the cost of such Repair, the Trustee shall, pursuant to the terms of Section 11.03 hereof, hold in trust all insurance proceeds which may be received by said Trustee and any amount deposited by Tenant with the Trustee pursuant to Section 12.01, and shall disburse such proceeds and amount in the case of Repairs or specific Tenant Changes, in the manner provided by Section
12.03 hereof.

        12.03 The aforesaid insurance proceeds and any amount deposited by Tenant with the Trustee pursuant to Section 12.01, shall be paid by the Trustee to Tenant in payment for the proportionate amount of costs and expenses theretofore incurred ("Proportionate Amount") that the fund from time to time held by the Trustee bears to the estimated full cost of the Repair in question with respect to work and materials actually incorporated in the Demised Premises from time to time, in installments, as the making of the Repair work progresses, upon the requisition certificates of Tenant and a licensed architect retained by Tenant to supervise the Repair. Each such requisition certificate shall set forth (i) a description of all work performed since the last requisition certificate was submitted to the Trustee, (ii) an estimate of the cost of the remaining work to be performed to complete the Repair and (iii) a statement of the architect that such requisition is not being submitted for work that has been previously performed and paid for from the insurance proceeds or other amount held by the Trustee and that the work in question has been properly performed. If any mechanic's lien is filed against the Demised Premises, Tenant shall not be entitled to receive any further installment until such lien is satisfied, discharged of record or otherwise bonded against collection from against the Demised Premises. The insurance proceeds and any other amount in the hands of the Trustee shall not be reduced below the amount specified by Tenant's architect in the certificates furnished with each draw request as the amount required to complete the Repairs. If the amount of such insurance proceeds and any other amount shall be in excess of the cost of any Repairs undertaken by Tenant, such excess shall be paid to Tenant; provided, however, that if an Event of Default on the part of the Tenant with respect to its monetary obligations hereunder shall have occurred and then be continuing, such excess shall first be applied to cure such Event of Default and the remainder shall be paid to Tenant.

        To the extent that any insurance proceeds or other amount held in escrow by the Trustee shall be made available to Tenant to pay for its costs of making such repairs, restoration, rebuilding and replacements; said payments shall be made only under the condition that the Trustee be assured that at all times the Demised Premises shall be free of liens or claims of liens by reason of such work, or that any liens or claims of liens existing against the Demised Premises shall be bonded against collection from against the Demised Premises and provided further that the Proportionate Amount of the portion of the proceeds and other amounts paid out at any time shall not exceed the Proportionate Amount of the value of the actual work and materials incorporated in the repaired, restored, rebuilt or replaced Demised Premises and the conditions described in
Article 6 are complied with. Tenant shall hold in trust all insurance proceeds and any other amounts disbursed to Tenant by the Trustee, which proceeds and any other amounts shall be used solely to pay for the costs of reconstruction to effect the Repair of the Demised Premises.

        Notwithstanding the foregoing, if an Event of Default on the part of Tenant has occurred and is then continuing under this Lease, the Trustee shall make no further payment of insurance proceeds or any other amounts to Tenant unless and until such Event of Default has been cured, it being understood that in the event this Lease is terminated as a result of such Event of Default prior to commencement or completion of the Repair in question, the amount of insurance proceeds and any other amounts then held by the Trustee which are required to complete the Repair in question shall be paid to Landlord; provided, however, that in no event whatsoever will any insurance proceeds attributable to any of Tenant's Property be paid to Landlord.

        12.04 In the event of any damage to or destruction of the Demised Premises, Tenant shall promptly notify Landlord and the Fee Mortgage and shall make prompt proof of loss to the relevant insurance company(ies). Tenant is hereby authorized, in the exercise of its sole and absolute discretion, to settle or otherwise compromise and directly collect the proceeds of any and all insurance claims on behalf of all interested parties, provided that all such proceeds are applied to the reconstruction of the Demised Premises; provided, however, that if such damage or destruction shall occur at any time during the five (5) year period immediately preceding the Expiration Date of this Lease and Tenant shall elect not to effect the Repair of the Demised Premises, as provided in Section 12.01 hereof, then Landlord shall thereupon have the right to settle and compromise such insurance claims and the provisions of the immediately following paragraph shall not apply.

        At the request of Tenant, Landlord shall be required to join in any and all actions, proceedings or settlements with respect to the collection of such proceeds, in which event any such action, proceeding or settlement may be taken or made by Tenant in the name of, but without expense to Landlord. Tenant shall serve notice upon Landlord of Tenant's intention to take such action, initiate such proceeding or make such settlement,and Landlord's failure to join in such action, proceeding or settlement within ten (10) days from the date of Landlord's deemed receipt of Tenant's notice in the manner provided by Section
29.01 hereof shall thereupon constitute immediate authorization and appointment by Landlord of Tenant to act as Landlord's true and lawful representative and attorney-in-fact coupled with an interest, with full power and authority in Landlord's name, place and stead to make, execute, sign, acknowledge, and swear, deliver, file and record at the appropriate governmental or other offices or with any appropriate parties, such documents as may be reasonably required by the subject matter of such notice. In connection therewith, Tenant shall indemnify and hold harmless Landlord from and against any and all loss, claim, damage or expense, including, without limitation, reasonable attorneys' fees and disbursements, that Landlord may incur in connection with any such action, proceeding or settlement and any instrument or document executed by Landlord, or by Tenant on behalf of Landlord, pursuant to this Section 12.04.

        12.05 The provisions and requirements of Article 6 hereof shall apply with respect to any repairing, restoring, rebuilding or replacing made pursuant hereto; and same shall be made in accordance with the Plans and Specifications (copies of which Tenant shall cause to be delivered to Landlord) to the extent same is practicable.

        Notwithstanding anything contained herein to the contrary, Tenant's obligation to effect the Repair (as defined in Section 12.01) of the Demised Premises shall be reduced and abated to the extent, if any, that the Fee Mortgagee under the existing Fee Mortgage is permitted to and actually requires that any insurance proceeds be paid to and retained by such Fee Mortgagee instead of being applied in payment of the cost of such Repair. Landlord will use its reasonable efforts to induce the Fee Mortgagee to make such proceeds available to Tenant for purposes of making Repairs in the manner provided herein. It is expressly agreed, however, that any refinancing of the existing Fee Mortgage and any other Fee Mortgage hereafter placed against the Demised Premises shall in all events expressly provide for the payment of all insurance proceeds to Tenant for than purpose of effecting Repairs of the Demised Premises in accordance with such reasonable procedures (which may include a requirement that such Fee Mortgagee hold and disburse the insurance proceeds in lieu of the Trustee) as such Fee Mortgagee shall agree to in order to effectively carry out the provisions of this Article 12, and such procedures shall supersede those provided for in this Article 12.

        12.06 Landlord and Tenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasor's insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, only if such clause can be obtained without additional premiums. Each party hereto shall notify the other if it is unable to obtain from its respective insurance carrier such a clause or if such clause is only available at additional cost.

        12.07 Tenant hereby agrees that, notwithstanding any damage or destruction to the Demised Premises or any portion thereof as described herein, Tenant shall not be relieved of its obligation to pay to Landlord the Rent due hereunder for its use of the Demised Premises-(and/or its use of Additional Space, as described below) unless and until this Lease is terminated (unless such termination is due to the existence of an Event of Default on the part of Tenant hereunder); provided, however, that the additional rent payable hereunder with respect to the Additional Space (to the extent and for so long as the existing term(s) of the L.P. and/or the Larama Leases shall remain in effect) shall be reduced and/or abated to the extent provided by the provisions of
Article 9 of the L.P. Lease and/or Article 9 of the Larama Lease.

                                   ARTICLE 13
                                  CONDEMNATION

        13.01 If at any time during the term of this Lease, the whole or substantially all of the Demised Premises shall be taken or condemned (a "Taking") for any public or quasi-public purpose by any lawful power or authority, by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right, this Lease and the term hereof shall terminate and expire on the date of such Taking and the Rent and other sums of money and charges herein reserved and provided to be paid by Tenant shall be apportioned and paid by Tenant to the date of such Taking. If this Lease shall be terminated in accordance with this Section 13.01, compensation from the award (the "Award") made in such Taking shall be distributed in the order of priority as indicated below:

                (i) First, to the Qualified Fee Mortgagee (as such capitalized term is hereafter defined), up to the amount of the then outstanding principal balance of the Fee Mortgage, but not more than the Qualified Fee Mortgage Amount (as such capitalized term is hereafter defined); and

                (ii) The balance of the Award shall be apportioned and distributed between Landlord and Tenant in such manner and amount as they may mutually agree upon or, if they fail to reach agreement with respect thereto, then such apportionment shall be resolved by appraisal of the respective interests of Landlord and Tenant (giving due consideration to the distribution referred to in clause (i) above) in accordance with the provisions of Section 25.04 hereof.

        For purposes of this Article 13, a Qualified Fee Mortgagee shall be deemed to mean an "Institutional Lender" (as hereinafter defined) that is the holder of a Fee Mortgage, affecting the Demised Premises (but only to the extent that the outstanding principal balance of such Fee Mortgage does not exceed eighty (80%) percent of the fair market value of the Demised Premises on a free and clear basis immediately prior to the condemnation in question, as determined by appraisal in accordance with the procedures set forth in Section 25.04 hereof, such amount being referred herein as the Qualified Fee Mortgage Amount) and which mortgage does not require the payment of installments of debt service thereunder on an annual basis in an amount that is greater than one-hundred ten (110%) percent of the annual Rent that is payable hereunder at the time in question.

        For purposes of this Section 13.01, an "Institutional Lender" shall be deemed to mean the holder of a first mortgage that is a bank, savings bank, savings and loan association, trust company, insurance company, real estate investment trust, university, one of the foregoing acting as a trustee, teacher's retirement or pension fund, pension or retirement fund covering employees of a government or governmental authority or subdivision or agency or public corporation, or other investing entity having total assets or endowment of not less than Two Hundred Fifty Million ($250,000,000) Dollars and generally referred to and acknowledged in the New York City real estate industry to be an "institutional lender" or "institutional investor".

        13.02 If a Taking shall occur with respect to twenty-five (25%) percent or more of the Demised Premises, or all reasonable means of ingress and egress to and from the Demised Premises are permanently eliminated by reason of any such Taking, then and in any of such events, Tenant shall have the right, exercisable by written notice delivered to Landlord within sixty (60) days after such Taking, to terminate this Lease and upon delivery of the foregoing notice to Landlord, this Lease and the term hereof shall cease and the Fixed Rent and other charges payable by Tenant hereunder shall be apportioned and paid to the date of the Taking. If this Lease is terminated in accordance with this
Section 13.02, Tenant shall be entitled to its share of the Award determined in accordance with the procedures set forth in Section 13.01 hereof.

        13.03 If there shall be a Taking not resulting in the termination of this Lease as aforesaid, the term hereof shall not be reduced or affected in any way, and:

                (i) Tenant shall be entitled to the percentage of the Award to which it would be entitled under Section 13.01 hereof that is equivalent to the percentage of the Demised Premises so taken and to a Tenant's Improvements Award to the extent Tenant's Improvements are in fact taken.

                (ii) Tenant shall apply the portion of the Award that it receives pursuant to the preceding clause (i) to restore, to the extent reasonably possible, the remaining portions of the Demised Premises to its former condition.

                (iii) The Fixed Rent payable for the balance of the term of this Lease shall be equitably and proportionately reduced from the date of the Taking, based on the reduction, from time to time, in the square foot floor area of the Demised Premises occasioned thereby.

                (iv) Except to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such Taking had not occurred.

        13.04 In the event of any Taking, Landlord shall immediately notify Tenant and Tenant shall have the absolute right to participate in the condemnation proceedings, including, without limitation, any and all negotiations or litigation with the condemning authority and Landlord shall at all times cooperate with Tenant in connection therewith.

        13.05 Nothing contained herein shall be construed to preclude Tenant from prosecuting any additional claim directly against the condemning authority in such condemnation proceedings for loss of business, depreciation or damage to and/or cost of removal or the value of, stock and/or trade fixtures, furniture and other personal property belonging to Tenant, but only provided that any award made in respect of any such claim is not in diminu- tion of any portion of the Award for the Main Parcel, the Elevator Shaft Parcel or the Building.

                                   ARTICLE 14
                          REMOVAL OF TENANT'S PROPERTY

        14.01 Except as hereinafter provided, all of Tenant's permanent improvements or alterations to the Demised Premises (collectively, the "Tenant Improvements") shall become the property of Landlord following the expiration of the term of this Lease.

        14.02 Tenant shall have the right, at any time during the term of this Lease, to remove "Tenant's Property", consisting of machinery, trade equipment, business and trade fixtures and other trade equipment placed, installed, supplied or made by it in or on the Demised Premises, at Tenant's cost and expense (without any contribution or reimbursement therefor by Landlord), and which may be removed, provided that Tenant shall be liable for the cost of repairing any damage to the Demised Premises caused as a result of Tenant's removal of Tenant's Property. As used herein and hereinafter, the term Tenant's Property shall not include or be deemed to include any item now or hereafter installed in or on the Demised Premises that is an integral part thereof, including, without limitation, heating, ventilating, and air conditioning plants and systems, electrical and plumbing fixtures and systems, the elevators situated on the Elevator Shaft Parcel and other like equipment and fixtures, if any.

                                   ARTICLE 15

                      LANDLORD'S RIGHT TO PERFORM TENANT'S
                      COVENANTS AND CURE TENANT'S DEFAULTS;
                      TENANT'S RIGHT TO PERFORM LANDLORD'S
                     COVENANTS AND CURE LANDLORD'S DEFAULTS

        15.01 If Tenant shall at any time fail to satisfy any of the monetary charges or obligations for which Tenant is responsible hereunder in the manner and to the extent provided herein or shall otherwise fail to bond adequately the collection against the Demised Premises of any Tax or other monetary charges or expenses, then Landlord, without waiving or releasing Tenant from any of its obligations hereunder, may at its option serve a notice to Tenant providing that if Tenant does not pay any such sum on Tenant's part to be paid as provided herein within ten (10) days after Tenant's deemed receipt of such notice (as provided by Section 29.01 hereof), then Landlord shall have the right but not the obligation to pay such amount on behalf of Tenant. In the event that Landlord gives any such notice, Landlord shall thereupon become responsible for properly paying such sum, and Tenant agrees to reimburse Landlord upon demand (as additional rent) for the amount of any such payments made by Landlord on Tenant's behalf and such amounts shall constitute items of additional rent payable hereunder and shall be paid by Tenant to Landlord on written demand, together with interest thereon at the Penalty Rate (as that term is defined in Section 9.01 hereof) computed from the date such funds are advanced by Landlord until reimbursed by Tenant. If Tenant does not reimburse Landlord for any such sums so expended by Landlord on behalf of Tenant, together with interest thereon, within ten (10) days after Tenant's deemed receipt (in accordance with Section 29.01 hereof) of the aforesaid written demand for payment, then an Event of Default (as defined in Article 19 hereof) on the part of Tenant hereunder will be deemed to have occurred. If Tenant shall at any time fail to satisfy any of the non-monetary obligations on its part to be performed hereunder and has not begun the process of complying with or curing any such matter, or is not otherwise diligently pursuing such compliance or cure to completion, and if such failure to perform on the part of Tenant causes an emergency situation to exist, then Landlord shall thereupon have the right to enter the Demised Premises without notice for the express limited purpose of effecting the cure of such non-monetary obligation. In the event that Landlord takes any such action, Landlord shall thereupon become responsible for properly performing such act and, in the case of any repairs to the Demised Premises, or any portion thereof, Landlord shall be obligated to cause any work to be performed in good and workmanlike manner, in compliance with all applicable permits and authorizations and building and zoning laws, ordinances, rules and requirements of all federal, state, and municipal government authorities, and Tenant agrees to reimburse Landlord upon demand (as additional rent) for the amount of any such payments made by Landlord on Tenant's behalf and such amounts shall constitute items of additional rent payable hereunder and shall be paid by Tenant to Landlord on written demand, together with interest thereon at the Penalty Rate (as that term is defined in Section 9.01 hereof) computed from the date such funds are advanced by Landlord until reimbursed by Tenant.

        15.02 If Landlord shall at any time fail to make any payment or perform any act on its part to be made or performed hereunder beyond any applicable grace period (including, without limitation, its obligation to pay all Taxes with respect to the Adjacent Parcel), and Landlord has not cured such default or has not commenced and is not diligently proceeding to cure same, then Tenant, without waiving or releasing Landlord from any of its obligations hereunder, may at its option and upon not less than ten (10) days prior written notice (and without any notice in the case of an emergency), pay any sum or perform any act on Landlord's part to be paid or performed as provided herein. Landlord agrees to reimburse Tenant upon demand for all amounts expended by Tenant with respect to the foregoing and all out-of-pocket expenses incurred or payments made in connection with the foregoing, which amounts shall bear interest at the Penalty Rate from the date of their disbursement or payment by Tenant until reimbursed by Landlord. The amount of any payment made or expense incurred by Tenant in connection with Landlord's failure to pay Taxes on the Adjacent Parcel shall be set-off against any future rent or other payments due by Tenant under this Lease.

                                   ARTICLE 16
                               DISCHARGE OF LIENS

        16.01 Tenant will not create, permit to be created or otherwise allow the continued existence of any lien, encumbrance or charge upon the Demised Premises, or any part thereof, or the income therefrom, having any priority or preference over this Lease or ranking on a parity with the estate, right and interest of Landlord in the Demised Premises, or the Land, or any part thereof, or the income therefrom. Tenant covenants and agrees to cause the prompt discharge of record of any and all such matters and will not suffer any matter or thing whereby the estate, right and interest of Landlord might be impaired except as expressly provided in this Lease.

        16.02 If, as a result of action or inaction by Tenant, any mechanic's, laborer's or materialmen's lien shall at any time be filed against any part of the Demised Premises, Tenant shall cause the same to be discharged of record within thirty (30) days after the notice of the filing thereof by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

        16.03 All materialmen, contractors, artisans, mechanics, laborers and any other persons who now or hereafter have contracted with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Demised Premises at any time from the date hereof until the end of the term of this Lease, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same.

                                   ARTICLE 17
                      LANDLORD'S ACCESS TO DEMISED PREMISES

        17.01 Landlord and its duly authorized representatives shall have the right to enter the Demised Premises at reasonable times after business hours (unless an emergency requires Landlord's access during business hours), upon giving to Tenant reasonable prior written notice under the circumstances, for the purpose of:

                (i) inspecting the conditions of same, and making such repairs, alterations, additions, or improvements thereto as may be necessary by reason of Tenant's failure to make any repairs or perform any work required of Tenant pursuant to the terms of this Lease. Nothing contained herein shall imply any duty of Landlord to make any such inspections, repairs, alterations, additions, or improvements unless expressly otherwise provided in this Lease;

                (ii) exhibiting the same (but only between the hours of 11:00 a.m. and 3:00 p.m.) to persons who may wish to purchase or mortgage the same; and

                (iii) during the one (1) year period preceding the Expiration Date (as the same may be extended by properly exercised Renewal Option(s)), exhibiting the same to persons who may wish to lease the same and placing a notice of reasonable size on the Demised Premises offering the same or any part thereof for rent.

                                   ARTICLE 18
                       ASSIGNMENT, SUBLETTING AND CONTROL

        18.01 If this Lease be assigned, or if the Demised Premises, or any part thereof, be sublet or occupied by anybody other than Tenant, Landlord may, upon the occurrence and during the continuance of an Event of Default on the part of Tenant hereunder, collect rent from the assignee, subtenants or occupants of Tenant, and apply the net amount collected in reduction of the rent reserved herein, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the requirements and restrictions hereafter set forth regarding the subletting of the Demised Premises or the assignment of this Lease, or the acceptance of the assignee, subtenant or occupants of Tenant, or a release of Tenant from the further performance by Tenant of its obligations under the provisions of this Lease.

        18.02 With respect to any subletting or assignment of all or any portion of Tenant's interest under this Lease and the leasehold estate created hereby, the following matters, to the extent hereinafter set forth, shall be complied with:

                (i) Any assignee shall assume, by written, recordable instrument, the due performance of all Tenant's prospective obligations under this Lease; provided, however, that Tenant shall not thereby be released from liability hereunder. In connection with such assumption, Landlord shall be required to deliver to such assignee a landlord's estoppel certificate addressed to such party and otherwise in compliance with the requirements of Article 23 hereof. If Landlord fails to deliver such certificate within thirty (30) days after Tenant's (or such assignee's) request therefor, then the same shall be deemed given and to constitute a certification to the extent and in the manner so provided by Article 23 hereof.

                (ii) Such assignment and/or subletting shall be subject to all the provisions, terms covenants and conditions of this Lease.

                (iii) Each sublease under the provisions of this Article 18 shall provide that (a) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord hereunder and shall not extend beyond the Expiration Date of the term of this Lease and (b) in the event this Lease shall terminate before the expiration of such sublease, the subtenant thereunder will (but only if and to the extent that Landlord agrees not to disturb the tenancy of such subtenant so long as such subtenant is not in default beyond any applicable grace period with respect to the performance of its obligations under the provisions of such sublease), at Landlord's option, attorn to Landlord and waive any rights the subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

        18.03 Tenant may mortgage its leasehold interest under this Lease, provided that same is subject and subordinate to the interest of Landlord and the present or any future Fee Mortgagee in the Demised Premises and that same does not violate the provisions of any loan documents supplied to Tenant evidencing or securing such Fee Mortgage(s) of Landlord's interest in and to the Demised Premises. Tenant agrees to execute, in recordable form, such instruments as may be reasonably required from time to time in order to confirm such subordination. Landlord expressly undertakes to furnish to Tenant, upon request, copies of any Fee Mortgage affecting the Demised Premises as well as any and all supportive documentation pertaining thereto.

        18.04 The interest of Tenant hereunder may be assigned or sublet in its entirety, or all or substantially all of the outstanding capital stock of Tenant sold, without Landlord's prior consent, to an assignee, subtenant or purchaser, if such person or entity will have a net worth immediately after such sale in an amount that is equal to or greater than the lesser of the net worth of Tenant as of (a) the date immediately preceding such transaction or (b) the date hereof. Notwithstanding the foregoing, Tenant shall expressly have the right to effect an assignment of its entire interest under this Lease to the then current management of the business conducted at the Demised Premises without Landlord's consent or complying with any requirement imposed by this Section 18.04.

        Tenant shall expressly have the right, without obtaining Landlord's consent or complying with any requirement imposed by this Section 18.04, to cause the management of the business conducted at the Demised Premises to be carried out under a management agreement arrangement, whereby Tenant may enter into a management agreement with an Affiliate, (as hereinafter defined) of itself for the management of the Demised Premises. Such Management Agreement may provide, among other matters, for the payment of such management fees as Tenant shall deem appropriate for the performance of management services. In connection with the foregoing, Tenant shall expressly have the right, without obtaining Landlord's consent or complying with any requirement imposed by this Section 18.04, to assign this Lease to a corporation substantially all of the capital stock of which is owned by the members of the health club facility conducted at the Demised Premises (and/or Tenant or an Affiliate of Tenant).

        18.05 With Landlord's prior written consent, which consent may not be unreasonably withheld, Tenant may assign all of its interest in the Lease, or sublet all or any portion of the Demised Premises to any person or entity that does not satisfy the requirements of Section 18.04 hereof. In addition, Landlord hereby agrees to indemnify and hold harmless Tenant from and against any and all liability, loss, cost, injury, damage or other expense whatsoever that

        Tenant may incur as a result of Landlord's failure to give its consent hereunder, in the event that it is finally determined by a court of competent jurisdiction that Landlord's failure to give any such consent was unreasonable.

        18.06 Notwithstanding the provisions of the preceding Section 18.05, Tenant may, without Landlord's prior written consent:

                (a) assign all or sublet any portion of its interest in and to this Lease and the Demised Premises to an Affiliate of itself;

                (b) sublet any portion of the Demised Premises to any party for the purpose of continuing to use the sublet portion for the same purpose as such portion of the Demised Premises so sublet was used prior to such subletting (e.g., as a restaurant/night club with respect to the space currently occupied by Larama, as a garage with respect to the space currently occupied by L.P., or as a restaurant with respect to the third floor restaurant space);

                (c) sublet any portion of the Demised Premises to any person or entity for any use or operation that is related to the primary current use of the Demised Premises (e.g., as a sports clothing and/or sports equipment boutique, massage or physical therapy service, or aerobic dance center);

                (d) the aggregate of space within the Demised Premises to be further sublet from and after the date hereof pursuant to subparagraphs
        (b) and (c) above shall be limited to not more than thirty (30%) percent of the Demised Premises; provided, however, that the Additional Space presently covered by each of the Existing Leases shall be excluded for all purposes from any and all calculations made pursuant to this Section 18.06(d) in connection with the determination of such limitation.

        For purposes of this Article 18, the term "Affiliate" shall mean, with respect to a specific entity, any natural person, or any firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, or is under common control with such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly (and, in the case of a corporation, of at least fifty-one (51%) percent of all classes of voting stock of the corporation in question) of the power to direct or cause the direction of the management and policies of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

                                   ARTICLE 19
                                     DEFAULT

        19.01 The occurrence and continuance of any one or more of the following events shall be deemed to constitute an "Event of Default" hereunder:

                (i) Tenant shall default with respect to the payment of any Rent payable under this Lease or any other sum when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after Tenant's deemed receipt of written notice from Landlord specifying such default, which notice shall be delivered in accordance with Section 29.01 hereof;

                (ii) Tenant shall default with respect to the performance or compliance with any of the agreements, terms, covenants or conditions on the part of Tenant to be performed under the provisions of this Lease (other than those referred to in the foregoing subsection 19.01(i) hereof) for a period of thirty (30) days after Tenant's deemed receipt of notice from Landlord specifying the items in default, which notice shall be delivered in accordance with Section 29.01 hereof, or in the case of any such default or condition which is susceptible of being cured but which cannot with due diligence be cured within said thirty
        (30) day period, if Tenant fails to proceed within said thirty (30) day period to commence to cure the same and thereafter to prosecute the curing of such default with due diligence (provided, however, that the time period within which Tenant may cure a default susceptible of being cured but which cannot with due diligence be cured within said thirty
        (30) day period shall be extended for such period as may be necessary to complete the same with all due diligence);

                (iii) if Tenant shall commence or institute any case, proceeding or other action (x) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or if Tenant shall make a general assignment for the benefit of creditors;

                (iv) if any case, proceeding or other action shall be commenced or instituted against Tenant (x) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (1) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (2) remains undismissed for a period of one hundred twenty (120) days, or if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within one hundred twenty
        (120) days from the entry thereof;

                (v) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in subsections (iii) or (iv) above;

                (vi) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within thirty (30) business days; or

                (vii) if the Demised Premises shall be abandoned by Tenant or shall become vacant during the term of this Lease.

        Upon the occurrence and during the continuance of an Event of Default on the part of Tenant, Landlord shall have the right to deliver to Tenant, in accordance with Section 29.01 hereof, a final notice specifying the date and time on which the Lease will be effectively terminated, which date shall not be less than ten (10) days from the date on which Tenant shall be deemed to have received such notice pursuant to Section 29.01 hereof, and on the date specified in such notice this Lease shall expire with the same force and effect as though the date so specified were the date herein originally fixed as the Expiration Date, and all rights of Tenant under this Lease shall expire but Tenant shall remain liable as hereafter provided.

        19.02 Upon any expiration or termination of this Lease pursuant to the provisions of Section 19.01 hereof, Tenant shall quit and peacefully surrender the Demised Premises to Landlord and Landlord, upon, or at any time after any such expiration or termination, may, without further notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same.

        Promptly after any such expiration or termination, Landlord shall be required to use reasonable efforts in order to relet the Demised Premises, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which, may include concessions or free rent) as Landlord, in the exercise of its commercially reasonable business judgment, may determine and may collect and receive the rents therefor, which sums shall be applied in the discharge of any surviving monetary obligations of Tenant to Landlord hereunder. The provisions of this paragraph shall survive any such expiration or termination of this Lease.

        No such expiration or termination of this Lease shall relieve Tenant of Tenant's liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, Tenant shall pay to Landlord the Rent and all other charges required to be paid by Tenant up to the time of such expiration or termination of this Lease. Thereafter, and until the end of what would have been the term of this Lease in the absence of such expiration or termination (but only if and to the extent that Landlord continues to comply with and perform its obligations under the provisions of the immediately preceding paragraph), Tenant shall be liable to Landlord for and shall pay to Landlord as and for liquidated damages for Tenant's default, the equivalent of the amount of the Rent and other charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any re-letting effected pursuant to the provisions of this subsection 19.02, after deducting all of Landlord's reasonable expenses in connection with such re-letting, including, without limitation, all reasonable repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such re-letting. In no event shall Tenant be entitled to receive any proceeds of reletting if such proceeds exceed the amount owed by Tenant to Landlord hereunder.

        Tenant shall pay such liquidated damages (herein called "deficiency") to Landlord monthly on the days on which the Fixed Rent and additional rent would have been payable under this Lease if this Lease were still in effect and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

        19.03 No failure by Landlord or Tenant to insist upon the strict performance by the other respective party of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Landlord during the continuance of any such breach on the part of Tenant, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease but each and every covenant, agreement, term and condition of this Lease shall contin- ue in full force and effect with respect to any other then existing or subsequent breach thereof.

        19.04 Tenant hereby expressly waives, to the extent permitted by law, the service of any notice of intention to re-enter or notice to quit provided for in any statute (other than notices expressly provided for herein), or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warranty of any court or judge or in the case of re-entry or repossession by Landlord or in the case of any expiration or termination of this Lease.

        19.05 It is expressly agreed that the failure of Tenant to take any action in order to effect the cure of any Existing Conditions shall not be considered a default by Tenant with respect to the performance of its obligations hereunder and shall in no event whatsoever constitute the basis for the occurrence of an Event of Default on the part of Tenant hereunder.

                                   ARTICLE 20
                                 QUIET ENJOYMENT

        Landlord hereby represents and warrants to Tenant that it has full right, power and authority to enter into this Lease for the term herein granted and Landlord covenants and agrees with Tenant that upon Tenant's paying the Rent and other charges due hereunder, and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free from any interference, molestation or acts of Landlord or any corporate or other entity that controls, is controlled by or is under common control with Landlord or of anyone claiming by, through or under Landlord or any party affiliated with Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                   ARTICLE 21
                                  SUBORDINATION

        21.01 This Lease is subject and subordinate only to a first priority fee mortgage (the "Fee Mortgage") affecting Landlord's interest in the Demised Premises being currently held by Citibank, N.A. (the "Fee Mortgagee"). Landlord will use reasonable efforts to deliver to Tenant, simultaneously with the execution and delivery hereof, an amended non-disturbance agreement in the form annexed hereto as Exhibit H, duly executed and acknowledged by the Fee Mortgagee, with respect to the estate of Tenant under this Lease. Notwithstanding the foregoing, Landlord hereby agrees not to take any actions that might cause the existing non-disturbance agreement heretofore executed by the Fee Mortgagee not to continue to remain in full force and effect in the event that the aforesaid amended non-disturbance agreement is not obtained. This Lease will also be subject and subordinate to all renewals, modifications, consolidations, replacements and extensions of the Fee Mortgage; provided, however, that any successor to the Fee Mortgagee or any other holder of a replacement shall be required to agree, in addition to those matters referred to in Section 12.05 hereof, in a separate instrument delivered to Tenant, either to the provisions substantially as set forth in Exhibit H annexed hereto or as follows:

                (i) that in the event of foreclosure, the holder of such mortgage will cause the sale of the Demised Premises in any foreclosure action to be made subject to this Lease, provided that no Event of Default on the part of Tenant has occurred and is then continuing;

                (ii) that such mortgagee or anyone acquiring the Demised Premises through or under such mortgagee will not disturb the possession of Tenant during the term of this Lease or any extension hereof other than upon the occurrence and during the continuance of an Event of Default on the part of Tenant here under; provided, however, that if an Event of Default on the part of Tenant has occurred and shall be continuing at the time of such foreclosure, then upon the cure of such Event of Default prior to the entry of an order of foreclosure under such mortgage, the non-disturbance covenant referred to herein shall be deemed to be reinstated in all respects and the terms and provisions of this Lease shall continue to remain in full force and effect unless and to the extent otherwise provided herein;

                (iii) that Tenant will attorn to such mortgagee (and to any purchaser of such mortgagee's interest in and to the Demised Premises at a foreclosure sale); provided, however, that such mortgagee or purchaser shall not be bound by (a) any amendment to this Lease not consented to by such mortgagee, (b) any prepayment of Rent hereunder for a period in excess of thirty (30) days or (c) any claims or offsets against a prior holder of the Landlord's interest hereunder; and

                (iv) such mortgage shall provide (or the holders thereof, shall separately agree) that so long as an Event of Default on the part of Tenant has not occurred and is continuing, the proceeds of any insur-ance coverage with respect to the Demised Premises payable by reason of fire or other insured casualty shall first be applied in payment of the cost of restoring the Demised Premises after such injury or taking (in accordance with such procedures as may be reasonably approved by such mortgagee), before any part of such proceeds shall be applied on account of any part of such mortgage indebtedness. The lien of any mortgage shall not cover any trade fixtures or other personal property paid for and installed in the Demised Premises by Tenant (or any persons claiming under Tenant) without any contribution or reimbursement therefor by Landlord.

        21.02 The aforesaid provisions shall be self-operative and no further instrument of subordination shall be required. In the event Landlord desires confirmation of the provisions of this Article, Tenant shall execute, promptly and without charge therefor, any instrument, in recordable form, that Landlord may reasonably request in order to confirm the foregoing matters. However, if Tenant shall fail to execute any such instrument, in recordable form, within twenty (20) days after Tenant's deemed receipt (in the manner provided by Sec-tion 29.01 hereof) of

Landlord's notice of request therefor, such inaction shall thereupon constitute the immediate authorization and appointment by Tenant of Landlord to act as Tenant's true and lawful attorney-in-fact, coupled with an interest, with full power and authority in Tenant's name, place and stead to make, execute, sign, acknowledge, and swear, deliver, file and record at the appropriate governmental or other offices or with any appropriate parties, an instrument, in recordable form, setting forth the foregoing matters. In connection therewith, Landlord shall indemnify and hold harmless Tenant from and against any and all loss, claim, damage, cost or expense, including, without limitation, reasonable attorneys' fees and disbursements, that Tenant may incur as a result of any provision specifically set forth in such subordination (and with respect to which Tenant would not otherwise incur liability under this Lease).

        21.03 Notwithstanding the foregoing, should the Fee Mortgagee or any substitute or successor holder of a fee mortgage covering Landlord's interest in the Demised Premises require that this Lease be prior rather than subordinate to the Fee Mortgage or any other applicable mortgage, Tenant shall promptly upon request therefor by Landlord or such mortgagee, and without charge therefor, execute a document effecting and/or acknowledging such priority.

                                   ARTICLE 22
                                    BROKERAGE

        Landlord and Tenant each represents and warrants to the other that it has dealt with no brokers with respect to entering into this Lease and that neither party nor its respective representatives has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment of any fee, charge, commission or other compensation to any broker or finder with respect to this Lease. Landlord and Tenant each agrees to forever indemnify, defend and save harmless the other of, from and against any and all claims or suits for compensation, commission and/or otherwise which may be asserted or made by any broker, person or entity for bringing about this Lease as a result of any dealings by each respective party or its representatives with such other broker, person or entity, including, without limitation, all costs, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) related thereto.

                                   ARTICLE 23
               LEASE STATUS; LANDLORD'S AND TENANT'S CERTIFICATES

        Landlord and Tenant shall, each without charge at any time and from time to time during the term of this Lease, within fifteen (15) days after receipt of a request from the other party, certify by written instrument, duly executed, acknowledged and delivered to the other party hereto or to any other party specified by Landlord or Tenant, as the case may be:

                (i) That this Lease is unmodified, that the same is in full force and effect if such then be the case (or, if there has been modification, that the same is in full force and effect, if such then be the case, as modified and stating the modifications) and certifying that this Lease is a true and exact copy of the Lease between the parties hereto;

                (ii) To the best of its knowledge, whether or not there are then existing any breaches or defaults by the other party under any of the terms of this Lease and specifying such breach or default or any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease upon the part of the Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

                (iii) The dates, if any to which the rental(s) and other charges under this Lease have been paid in advance.

        If Landlord or Tenant shall at any time fail to deliver to the other any such certification within the aforesaid time period, such failure shall be deemed to constitute an affirmation that this Lease is unmodified, in full force and effect without default on the part of Landlord or Tenant and that each of the matters referred to in the aforesaid items (i), (ii), and (iii) shall in all respects be true and correct without restriction or exception.

                                   ARTICLE 24
                                    HOLDOVER

        After the expiration of the term of this Lease if not extended, or extended term, if extended, if Tenant shall continue in possession thereafter and Landlord shall accept the payment of Rent hereunder, such possession shall be on a month-to-month basis upon the same terms of this Lease until terminated at the end of a month by either party upon thirty (30) days advance written notice to the other party.

                                   ARTICLE 25
                                 RENEWAL OPTIONS

        25.01 Tenant shall have the option (the "First Renewal Option") to extend the term of this Lease for an additional period ("First Renewal Term") of ten (10) years commencing on the day immediately succeeding the Expiration Date, and terminating on the tenth anniversary of the Expiration Date. The First Renewal option must be exercised by written notice ("First Renewal Notice") sent by Tenant to Landlord by certified or registered mail, return receipt requested, not later than eighteen (18) months prior to the Expiration Date. Any termination, cancellation or surrender of Tenant's interest in this Lease during the original term hereof shall terminate Tenant's right to exercise the First Renewal Option. Tenant's right to exercise the First Renewal Option shall not apply upon the occurrence and/or during the continuance of an Event of Default on the part of Tenant hereunder. Upon delivery of the First Renewal Notice by Tenant in accordance with the terms hereof, this Lease shall thereupon be deemed renewed for the First Renewal Term with the same force and effect as if the First Renewal Term had originally been included in the term of this Lease, and this Lease, as extended, shall be upon the same terms, covenants and conditions as are contained herein, except that (i) the amount of Fixed Rent payable during the First Renewal Term (with respect to the entire Demised Premises, inclusive of the Additional Space) shall be equal to the higher of (a) the amount determined by mutual agreement of the parties hereto at least four (4) months prior to the commencement of the First Renewal Term or by appraisal as hereinafter provided and (b) the amount of Fixed Rent (inclusive of rent payable for all Additional Space) payable during the last year of the original term of this Lease (the "Prior Fixed Rent"), and shall be payable as provided below and
(ii) the number of renewal terms shall be reduced from two (2) to one (1), which remaining renewal term is described and defined below as the "Second Renewal Term". In addition, any default or Event of Default that has occurred and that shall be continuing as of the expiration of the original term of this Lease shall continue to constitute a default or Event of Default upon the commencement of the First Renewal Term.

        If the parties hereto fail to agree upon the amount of Fixed Rent payable during the First Renewal Term (with respect to the entire Demised Premises, inclusive of the Additional Space) at least four (4) months prior to the expiration of the original term of this Lease, the Fixed Rent shall be the amount determined by appraisal in accordance with the provisions of Section
25.04 hereof to be the fair market rental value of the Demised Premises (inclusive of the Additional Space), such fair market rental value to be determined on the basis of (a) the use being made of the Demised Premises at the date hereof or (b) the use being made of the Demised Premises immediately prior to the expiration of the original term of this Lease, whichever yields the higher value, and considering the terms and conditions of this Lease; provided, however, that in no event shall the Fixed Rent during the First Renewal Term be less than the Prior Fixed Rent.

        The amount of Rent payable during the First Renewal Term shall thereafter be increased after the expiration of five (5) lease years from and after the date of the commencement of the First Renewal Term, by the CPI Adjustment; provided, however, that for purposes of making such calculation the Base Year shall be deemed to be the last lease year of the original term and such adjustment shall be made with reference to the then expiring lease year (which new Rent shall be payable on an annual basis for the remaining five (5) lease year period until expiration of the First Renewal Term). In no event shall the Fixed Rent be reduced pursuant to the provisions of this paragraph.

        Upon Tenant's exercise of its option to extend the term of this Lease for the First Renewal Term, Landlord and Tenant, upon demand by either party, shall execute and deliver an instrument in recordable form, setting forth the new expiration date of the term of this Lease.

        25.02 If the term of this Lease shall have been duly extended for the First Renewal Term, Tenant shall have the option (the "Second Renewal Option") to extend the term of this Lease for an additional period ("Second Renewal Term" and, together with the First Renewal Term, being hereinafter sometimes collectively referred to as the "Renewal Terms") of ten (10) years commencing on the day immediately succeeding the Expiration Date of the First Renewal Term, and terminating on the tenth anniversary of the Expiration Date of the First Renewal Term. The Second Renewal Option must be exercised by written notice ("Second Renewal Notice") delivered by Tenant to Landlord by certified or registered mail, return receipt requested, not later than eighteen (18) months prior to the Expiration Date of the First Renewal Term. Any termination, cancellation or surrender of Tenant's interest in this Lease during the original term (or First Renewal Term) hereof shall terminate Tenant's right to exercise the Second Renewal Option. Tenant's right to exercise the Second Renewal Option shall not apply upon the occurrence and/or during the continuance of an Event of Default on the part of Tenant hereunder.

        Upon delivery of the Second Renewal Notice by Tenant in accordance with the terms hereof, this Lease shall thereupon be deemed renewed for the Second Renewal Term with the same force and effect as if the Second Renewal Term had originally been included in the term of this Lease, and this Lease, as extended, shall be upon the same terms, covenants and conditions as are contained herein, except that (i) the amount of Fixed Rent payable during the Second Renewal Term (with respect to the entire Demised Premises, inclusive of the Additional Space) shall be equal to the higher of (a) the amount determined by mutual agreement of the parties hereto at least four (4) months prior to the commencement of the Second Renewal Term or by appraisal as hereinafter provided and (b) the amount of Fixed Rent payable during the last year of the First Renewal Term, and shall be payable as provided below and (ii) there shall be no additional renewal terms. In addition, any default or Event of Default that has occurred and that shall be continuing as of the expiration of the First Renewal Term shall continue to constitute a default or Event of Default upon the commencement of the Second Renewal Term.

        If the parties hereto fail to agree upon the amount of Fixed Rent payable during the Second Renewal Term (with respect to the entire Demised Premises, inclusive of the Additional Space) at least four (4) months prior to the expiration of the First Renewal Term, the Fixed Rent shall be the amount determined by appraisal in accordance with Section 25.04 of this Lease to be the fair market rental value of the Demised Premises (inclusive of the Additional Space), such fair market rental value to be determined on the basis of (a) the use being made of the Demised Premises at the date hereof or (b) the use being made of the Demised Premises immediately prior to the expiration of the First Renewal Term, whichever yields the higher value, and based upon the terms and conditions of this Lease; provided, however, that in no event shall the Fixed Rent during the Second Renewal Term be less than the Fixed Rent payable during the last year of the First Renewal Term.

        The amount of Fixed Rent payable during the Second Renewal Term shall thereafter be increased after the expiration of five (5) lease years from and after the date of commencement of the Second Renewal Term, by the CPI Adjustment; provided, however, that for purposes of making such calculation the Base Year shall be deemed to be the final lease year of the First Renewal Term and such adjustment shall be made with reference to the then expiring lease year (which new Rent shall be payable on an annual basis for the remaining five (5) lease year period until expiration of the Second Renewal Term). In no event shall the Fixed Rent payable hereunder be reduced pursuant to the provisions of this paragraph.

        Upon Tenant's exercise of its option to extend the term of this Lease for the Second Renewal Term, Landlord and Tenant, upon demand by either party, shall execute and deliver to each other an instrument in recordable form, setting forth the new expiration date of the term of this Lease.

        25.03 If the Fixed Rent applicable to the first lease year of either or both of the Renewal Terms shall not have been determined at or prior to the respective commencement dates thereof, then until such determination is made Tenant shall continue to pay the Fixed Rent (inclusive of the rent for the Additional Space) payable by Tenant immediately prior to commencement of such Renewal Term. Upon a determination by the appraisers of the Fixed Rent applicable to the Renewal Term in question, Tenant shall forthwith pay to Landlord any deficit represented by the difference between the monthly installments of Fixed Rent actually paid for such Renewal Term and the monthly installments of Fixed Rent as so determined for the same period by the appraisers with respect to such Renewal Term (or, if higher, the Fixed Rent, inclusive of Rent payable for the Additional Space, during the last year of the preceding term).

        25.04 Either Landlord or Tenant may submit any question required by the provisions hereof to be presented to binding appraisal by written notice to that effect to the other party and shall in such notice appoint a disinterested person of at least ten (10) years experience as a real estate appraiser, who shall be a member of a recognized society of appraisers and shall have had experience in appraising major commercial properties located in the City of New York, as appraiser on its behalf. Within thirty (30) days thereafter, the other party shall by written notice to the first party appoint a second disinterested person possessing like qualifications as appraiser on its behalf. The two (2) appraisers thus appointed shall then appoint a third disinterested appraiser possessing the aforesaid qualifications. Each of the three (3) appraisers thus appointed shall, within thirty (30) days after the appointment of the third appraiser, submit to Landlord and Tenant a written appraisal setting forth such appraiser's determination with respect to the question presented, provided that:

                (i) if the second appraiser shall not have been appointed as aforesaid, the first appraiser shall alone proceed to determine such matter, and such sole appraiser shall then submit to Landlord and Tenant a written appraisal setting forth such appraiser's determination with respect to the question presented within thirty (30) days after the thirty (30) day period for the appointment of the second appraiser shall have lapsed; and

                (ii) if the two (2) appraisers appointed by the parties shall be unable to agree, within fifteen (15) days after the appointment of the second appraiser, on the appointment of a third appraiser, they or either of them shall give written notice of such failure to agree to Landlord and Tenant, and, if Landlord and Tenant fail to agree upon the selection of such third appraiser within fifteen (15) days after the appraisers appointed by Landlord and Tenant give such notice, then either of Landlord and Tenant, upon written notice to the other of them, may request such appointment by the American Arbitration Association in New York, New York (or any successor thereto), or on its failure, refusal or inability to act, may apply for such appointment to the then President of the Association of the Bar of the City of New York.

The final determination of the question presented shall be equal to the numerical average of the two (2) appraised determinations which are the closest; provided, however, that if the average of the three (3) appraised determinations shall result in an amount which is the same as the appraised determination that is the median of the three (3), the final determination of the question presented shall in such case be equal to such median appraised determination; and provided further, however, that if the second party shall not have chosen an appraiser, the final determination of the question presented shall be equal to the determination of the sole appraiser. The determination made as above provided shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half (1/2) of the fees and expenses of the third appraiser and the other fees and expenses of the appraisal properly incurred hereunder. Tenant further agrees to provide all information, documents or data reasonably requested by any appraiser appointed hereunder.

        25.05 Notwithstanding the foregoing, at any time during the term of this Lease but, if Tenant shall have exercised the First Renewal Option, not less than twenty-four (24) months prior to the expiration of the First Renewal Term, Landlord shall have the right by giving notice (the "Cancellation Notice") to Tenant to cancel this Lease (such cancellation in no event to be effective prior to expiration of the First Renewal Term) for the express limited purpose of tearing down, razing, substantially rehabilitating or demolishing the Building and rebuilding on the site of the Building, or integrating same with a new structure to be built on the 328 Site following the demolition or substantial rehabilitation of the structure presently situated thereon. The preceding provisions of this Section 25.05 shall, in all events, be subject to Tenant's right to continue to occupy the Demised Premises throughout the original term of this Lease and throughout the First Renewal Term in the event that Tenant duly exercises the First Renewal Option.

        This Lease and the term hereof shall cancel and terminate on the date set forth in the Cancellation Notice as if such date was the Expiration Date of this Lease; provided, however, that Tenant, if it shall have exercised the First Renewal Option, may continue to remain in possession of the Demised Premises until the later of (a) the expiration of the First Renewal Term or (b) the date set forth for the termination of this Lease in the Cancellation Notice.

        25.06 In the event that Landlord determines, subsequent to the serving upon Tenant of the Cancellation Notice that Landlord no longer intends to raze, tear down, demolish or substantially rehabilitate the Building in order to rebuild on the site of the Building or integrate same with a new structure, Landlord may withdraw such Cancellation Notice by notice delivered to Tenant in accordance with the provisions of Section 29.01 hereof; provided, however, that if Tenant shall have exercised the First Renewal Option and the Cancellation Notice is withdrawn by Landlord during the last five (5) years of the First Renewal Term, Tenant shall then have the right, at its option, to either exercise the Second Renewal Option as provided in Section 25.02 (or, if fewer than 18 months shall remain in the First Renewal Term, to exercise such option within 60 days after Landlord's withdrawal of the Cancellation Notice), and continue to remain in possession under this Lease or terminate this Lease on the date fixed in the Cancellation Notice. If Tenant elects so to terminate this Lease, then Tenant shall have no further liability under this Lease upon the effective date of the termination hereof and Landlord shall indemnify and save Tenant harmless from and against any and all liability, loss, cost, injury, damage or other out-of-pocket expense of any nature whatsoever that Tenant may incur or become subject to as a result of its receipt of the Cancellation Notice, whether or not Tenant determines to surrender the Demised Premises and terminate this Lease as a result thereof; such indemnification shall also apply to any and all out-of-pocket costs and expenses incurred by Tenant with respect to relocating the conduct of its business to another location in the event that Landlord elects, after delivery to Tenant of the Cancellation Notice, not to raze, tear down, demolish or substantially rehabilitate the Building and Tenant nevertheless elects to terminate the Lease and surrender the Demised Premises to Landlord as above provided.

        25.07 Promptly following the termination of this Lease pursuant to the provisions of Section 25.06, but only if Tenant shall have exercised the First Renewal Option, Landlord must demolish or so alter the character and function of the Demised Premises such that the same may not, except as hereinafter provided, thereafter be utilized as a health club, unless the Cancellation Notice is withdrawn by Landlord at least one (1) year prior to the termination date of the Lease set forth in such Cancellation Notice and Tenant nevertheless elects to terminate this Lease in accordance with the terms of the Cancellation Notice as originally given to Tenant. In the event that Landlord does reopen or use the Demised Premises as a health club or related facility (other than a health club facility for use primarily by the residential tenants of such structure and their guests) within twenty-four (24) months after the termination of this Lease under the provisions of Section 25.06, Landlord shall be liable to Tenant, if Tenant shall have exercised the First Renewal Option, for an amount equal to the rental value of a health club facility that is substantially identical to the Demised Premises, assuming that the lease covering such facility would have had a remaining term of at least ten (10) years at the time of determining such rental value. Such rental value shall be determined by appraisal in accordance with the procedures provided by Section 25.04 hereof. The provisions of this
Section 25.07 shall survive the expiration or sooner termination or cancellation of this Lease.

                                   ARTICLE 26
                              SURRENDER OF PREMISES

        At the expiration or sooner termination of the term of this Lease, Tenant shall surrender the Demised Premises in the same condition as the same were in upon delivery of possession thereto under this Lease, reasonable wear and tear and damage by fire, other casualty and the elements excepted, and shall surrender all keys for the Demised

Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Demised Premises. Tenant shall at such time surrender all unutilized insurance proceeds and claims therefor, and shall assign to Landlord its right to receive any future insurance proceeds with respect to the Demised Premises. Tenant shall remove all Tenant's Property in accordance with the provisions of Article 14 hereof, and any and all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or may be disposed of by Landlord.

                                   ARTICLE 27
                                      SIGNS

        Tenant may, during the term of this Lease, upon obtaining any and all necessary permits from the appropriate governmental authorities, paint or erect and maintain, at its cost and expense, signs of such dimensions and materials relating to Tenant's business as it may deem appropriate in or about the Demised Premises. Such signs shall, at the option of Landlord, be removed by Tenant upon the termination of its occupancy of the Demised Premises, and Tenant shall be liable for and shall repair any damage to the Demised Premises caused by such removal.

                                   ARTICLE 28
                             WAIVER OF TRIAL BY JURY

        Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising from or in connection with this Lease, Tenant's use or occupancy of the Demised Premises, except in the case of claims of injury or damage.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

        29.01 Notices. All notices, demands and requests under this Lease shall be in writing and shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight courier service, and addressed as follows:

   To Tenant:                    Vertical Fitness and
                                 Racquet Club, Ltd.
                                 c/o Health and Tennis Corporation
                                 of America, Inc.
                                 Suite 2810
                                 2029 Century Park East
                                 Los Angeles, California 90067
                                 Attention:   Mr. Tom White

   with copies to:               Miller & Seeger
                                 60 East 42nd Street
                                 New York, New York 10165
                                 Attention: Israel G. Seeger, Esq.

                                 Lurie, Sklar & Simon, Ltd.
                                 180 North Michigan Avenue
                                 Chicago, Illinois 60601
                                 Attention: Michael L. Sklar, Esq.

                                 Skadden, Arps; Slate, Meagher & Flom
                                 919 Third Avenue

                                 New York, New York 10022
                                 Attention: Benjamin F. Needell, Esq.

   To Landlord:                  Hirschfeld Realty Club Corporation
                                 336 East 61st Street
                                 New York, New York 10021
                                 Attention: Mr. Abraham J. Hirschfeld

                                      -and-

                                 328 E. 61 Corp.
                                 336 East 61st Street
                                 New York, New York 10021
                                 Attention: Mr. Abraham J. Hirschfeld

   with a copy to:               Hirschfeld Realty
                                 336 East 61st Street
                                 New York, New York 10021
                                 Attention: Mr. Elie Hirschfeld

Notice, demands and requests delivered by Tenant to either 328 or Hirschfeld (at the addresses provided herein or such other addresses designated by such parties pursuant to the provisions hereof), shall be deemed to have been served or given to Landlord for all purposes under this Lease. Either party may, by notice given to the other party, designate a new address to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notices, demands and requests which shall be served upon Landlord or Tenant (a) if sent by registered or certified mail in the manner as aforesaid, shall be deemed to have been served or given for all purposes under this Lease three (3) business days after such notice, demand or request shall be sent in the manner provided herein or
(b) if sent by reputable overnight courier, shall be deemed to have been served or given for all purposes under this Lease on the date of actual delivery or rejection of such a properly addressed notice, demand or request.

        29.02 Consents. Any consent or approval required of either of the parties hereto under the terms of this Lease shall be deemed given if not objected to within thirty (30) days of the delivery of the notice requesting such consent or approval.

        29.03 Entire Agreement. This Lease and the Exhibits attached hereto sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, discussions, negotiations and representations, if any, with respect thereto. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

        29.04 Binding Effect; Successors and Assigns. Subject to the terms and conditions of this Lease, the covenants, conditions and agreements contained in this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and permitted assigns.

        29.05 Invalidity of Particular Provisions. If any term or provision of this Lease or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        29.06 Captions. Captions or titles of the sections, paragraphs and subparagraphs of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

        29.07 Non-Merger. The leasehold estate created by this Lease shall not merge with the fee estate in the event that the same person or entity acquires, owns or holds, directly or indirectly, the fee estate and the leasehold estate in the Demised Premises.

        29.08 Interpretation of Words. A masculine pronoun wherever used herein shall be construed to include the feminine or neuter where appropriate. The singular form wherever used herein shall be construed to include the plural where appropriate and vice versa.

        29.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        29.10 Further Documents. Each of the parties hereto agrees to execute, acknowledge and deliver or cause to be delivered such other deeds, documents, affidavits and certificates as the other party may from time to time reasonably request in order to confirm this Agreement and the performance of the obligations of such party under the terms hereof or to confirm the expiration or sooner termination of the term of this Lease, in such form as shall be reasonably satisfactory to the other respective party.

        29.11 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

        29.12 Relationship of the Parties. It is the intention of the parties hereto to create the relationship of Landlord and Tenant, and unless expressly otherwise provided herein, nothing contained herein shall be construed to make the parties hereto liable for any of the debts, liabilities or obligations of the other party.

        29.13 Ownership of Leased Premises. Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to the possession and use thereof upon the terms, covenants and conditions set forth in this Lease. Landlord represents claims and liabilities arising out of or resulting from ownership of the Demised Premises subsequent to the effective date of such sale or transfer.

        IN WITNESS WEEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

ATTEST:                                     HIRSCHFELD REALTY CLUB
                                              CORPORATION LANDLORD


/s/ ELIE HIRSCHFELD                         BY: /s/ ABRAHAM HIRSCHFELD
----------------------------------             ---------------------------------
(Assistant)  Secretary                         (Vice) President



ATTEST:                                     328 E. 61 CORP.  LANDLORD


/s/ ELIE HIRSCHFELD                         BY:   /s/ ABRAHAM HIRSCHFELD
----------------------------------             ---------------------------------
(Assistant)  Secretary                         (Vice) President



                                            VERTICAL FITNESS AND RACQUET
                                              CLUB, LTD., TENANT

ATTEST:


/s/ MICHAEL SKLAR                           BY:   /s/ ROY ZURKOWSKI
----------------------------------             ---------------------------------
(Assistant)  Secretary                         (Vice) President



Consented TO BY GUARANTOR FOR
REMAINING TERM OF GUARANTY

HEALTH AND TENNIS CORPORATION
  OF AMERICA, INC.

By:  /s/ ROY ZURKOWSKI
----------------------------------
    (Vice) President

STATE OF NEW YORK            )
                             : ss. :
COUNTY OF NEW YORK           )

        On the 26th day of March, 1985, before me came Abraham Hirschfeld, to me known, who, being by me duly sworn, did depose and say that he resides at 825 Fifth Avenue, New York, New York; that he is the (Vice) President of HIRSCHFELD REALTY CLUB CORPORATION, the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                            /s/ JOAN B. MOLLOY
                                               ---------------------------------
                                               Notary Public


                                                        JOAN B. MOLLOY
                                               Notary Public, State of New York
                                                          No 4721246
                                                Qualified in Westchester County
                                               Commission Expires March 30, 1986


STATE OF NEW YORK            )
                             : ss. :
COUNTY OF NEW YORK           )

   On the 26th day of March, 1985, before me came Elie Hirschfeld to me known, who, being by me duly sworn, did depose and say that he resides at 425 E. 50th Street, New York, New York; that he is the (Assistant) Secretary of HIRSCHFELD REALTY CLUB CORPORATION, the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                            /s/ JOAN B. MOLLOY
                                               ---------------------------------
                                               Notary Public


                                                       JOAN B. MOLLOY
                                               Notary Public, State of New York
                                                          No 4721246
                                               Qualified in Westchester County
                                               Commission Expires March 30, 1986

STATE OF NEW YORK            )
                             : ss. :
COUNTY OF NEW YORK           )

        On the 26th,day of March, 1985, before me came Abraham Hirschfeld to me known, who, being by me duly sworn, did depose and say that he resides at 825 Fifth Avenue, New York, New York; that he is the (Vice) President of 328 E. 61 Corp., the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                            /s/ JOAN B. MOLLOY
                                               ---------------------------------
                                               Notary Public

                                                       JOAN B. MOLLOY
                                                Notary Public, State of New York
                                                         No 4721246
                                                Qualified in Westchester County
                                               Commission Expires March 30, 1986



STATE OF NEW YORK            )
                             : ss. :
COUNTY OF NEW YORK           )

        On the 26th,day of March, 1985, before me came Elie Hirschfeld to me known, who, being by me duly sworn, did depose and say that he resides at 425 E. 5th Street, New York, New York; that he is the (Assistant) Secretary of 328 E. 61 Corp., the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                            /s/ JOAN B. MOLLOY
                                               ---------------------------------
                                               Notary Public

                                                        JOAN B. MOLLOY
                                               Notary Public, State of New York
                                                          No 4721246
                                                Qualified in Westchester County
                                               Commission Expires March 30, 1986

STATE OF NEW YORK            )
                             : ss. :
COUNTY OF NEW YORK           )

        On the 26th,day of March, 1985, before me came Roy Zurkowski, to me known, who, being by me duly sworn, did depose and say that he resides at 451 Goodhue Road, Bloomfield, Michigan; that he is the (Vice) President of VERTICAL FITNESS AND RACQUET CLUB, LTD., the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                            /s/ JOAN B. MOLLOY
                                               ---------------------------------
                                               Notary Public

                                                        JOAN B. MOLLOY
                                               Notary Public, State of New York
                                                         No 4721246
                                                Qualified in Westchester County
                                               Commission Expires March 30, 1986



STATE OF NEW YORK            )
                             : ss. :
COUNTY OF NEW YORK           )

        On the 26th,day of March, 1985, before me came Michael Sklar, to me known, who, being by me duly sworn, did depose and say that he resides at 379 Dell Lane, Highland Park, Illinois; that he is the (Vice) President of HIRSCHFELD REALTY CLUB CORPORATION, the corporation described in and which executed the foregoing instrument by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                            /s/ JOAN B. MOLLOY
                                               ---------------------------------
                                               Notary Public

                                                       JOAN B. MOLLOY
                                               Notary Public, State of New York
                                                          No 4721246
                                                Qualified in Westchester County
                                               Commission Expires March 30, 1986